Exhibit 10.1

EXECUTION COPY

SECOND AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

dated as of

February 27, 2006

among

AMERICAN SEAFOODS, L.P.,

ASC MANAGEMENT, INC.,

ASLP ACQUISITION LLC,

CP3 TAX-EXEMPT HOLDINGS CORP.,

ASC OFFSHORE HOLDINGS CORP.,

COASTAL VILLAGES POLLOCK LLC,

THE ADDITIONAL SECURITYHOLDERS

and

THE INITIAL MANAGEMENT SECURITYHOLDERS

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	2

ARTICLE II

RESTRICTIONS ON TRANSFER

Section 2.1	In General.	9
Section 2.2	Additional Restrictions.	11

ARTICLE III

ADDITIONAL RIGHTS AND OBLIGATIONS OF SECURITYHOLDERS AND THE PARTNERSHIP

Section 3.1	Rights of Inclusion.	11
Section 3.2	Right of First Offer.	13

ARTICLE IV		17

Section 4.1	Rights Upon Issuance of Additional Securities.	17
Section 4.2	Issuance Notice	17
Section 4.3	Response Notice	18
Section 4.4	Revised Issuance Notice	18
Section 4.5	Pro Rata Share	18
Section 4.6	Limitation on Foreign Ownership	18

ARTICLE V

CREATION OF PUBLICLY TRADED ENTITY

Section 5.1	In General.	19
Section 5.2	Specific Alternatives.	19
Section 5.3	Procedures and Obligations.	21

ARTICLE VI

TERMINATION

Section 6.1	Termination.	22

i

Table of Contents

(continued)

Schedule I – Additional Securityholders

Schedule II – Initial Management Securityholders

Schedule III – Registration Rights

Schedule IV – Acquisition LLC Members

Exhibit A – Board and Committee Members

ii

SECOND AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (this “Agreement”) is dated as of February 27, 2006, and entered into by and among American Seafoods, L.P., a Delaware limited partnership (the “Partnership”), ASC Management, Inc., a Delaware corporation (together with its Transferees, the “General Partner”), ASLP Acquisition LLC, a Delaware limited liability company (“Acquisition”), CP3 Tax-Exempt Holdings Corp., a Delaware corporation (“CP3”), ASC Offshore Holdings Corp., a Delaware corporation (“ASC Offshore” and, together with CP3, the “Blocker Corporations”), Coastal Villages Pollock LLC, an Alaska limited liability company (“Coastal”), the individuals and entities listed on Schedule I attached hereto (such individuals and entities, together with Acquisition, Coastal and the Subsequent Additional Securityholders (as hereinafter defined), the “Additional Securityholders”), and the individuals listed on Schedule II attached hereto (the “Initial Management Securityholders” and, together with the Additional Management Securityholders (as hereinafter defined), the “Management Securityholders,” it being understood that at such time as any Management Securityholder ceases to be a member of management of the Partnership or its subsidiaries, such Management Securityholder shall thereafter be treated as an Additional Securityholder hereunder unless the context clearly requires otherwise). Each of the General Partner, the Blocker Corporations, the Additional Securityholders, the Management Securityholders and any other Person who shall become a party to or agree to be bound by (or otherwise becomes bound by) the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a “Securityholder.”

W I T N E S S E T H:

WHEREAS, the General Partner and the Securityholders are parties to an Amended and Restated Limited Partnership Agreement of American Seafoods, L.P., dated as of the date hereof (as amended from time to time, the “Partnership Agreement;” any capitalized term used herein without definition shall have the meaning set forth in the Partnership Agreement);

WHEREAS, certain of such parties are party to an Amended and Restated Securityholders Agreement, dated as of October 4, 2002 (the “Securityholders Agreement”), setting forth certain rights and obligations of the parties thereto relating to their respective ownership interests in the Partnership;

WHEREAS, pursuant to the Amended and Restated Equity Purchase Agreement, dated as of February 27, 2006 (the “Centre Purchase Agreement”), among Acquisition and Centre Capital Investors III, L.P., Centre Capital Individual Investors III, L.P., Centre Capital Partners Coinvestment III, L.P., Centre Capital Tax-Exempt Investors III, L.P., Centre Capital Offshore Investors III, L.P. and Centre Partners III, L.P. (collectively, the “Centre Entities”), (i) Acquisition has purchased from the Centre Entities certain Partnership Units; and (ii) upon consummation of the transactions contemplated by the Centre Purchase Agreement and the Blocker Redemption Agreements (as defined below), the Centre Entities have ceased to be holders of Securities of the Partnership;

WHEREAS, pursuant to that certain Tag-Along Sale Agreement, dated as of February 27, 2006 (the “Tag-Along Sale Agreement”), among Acquisition and each of the Securityholders party thereto, Acquisition has purchased from such Securityholders certain Partnership Units;

WHEREAS, pursuant to that certain Unit Purchase Agreement, dated as of February 8, 2006 (the “Unit Purchase Agreement”), among Coastal, Acquisition, for purposes of Section 5.1(a) and Section 5.2 thereof only, certain of the Centre Entities and, for purposes of Article V thereof only, Bodal, Coastal has purchased from Acquisition certain Partnership Units;

WHEREAS, pursuant to those certain Redemption Agreements, each dated as of February 27, 2006 (the “Redemption Agreements”), among certain of the Centre Entities and each of the Blocker Corporations, (i) each of the Blocker Corporations has redeemed certain shares of common stock of the Blocker Corporations (“Blocker Shares”) held by such Centre Entities, and (ii) the Centre Entities have ceased to be holders of Blocker Shares;

WHEREAS, CP3 and the holders of Blocker Shares of CP3 have entered into an amended and restated shareholders agreement, each dated as of the date hereof, with respect to the Blocker Shares of CP3 (together, the “Blocker Shareholders Agreement”), containing tag-along rights and other governance provisions substantially analogous to those contained herein;

WHEREAS, the holders of membership interests in American Seafoods Holdings LLC, a Delaware limited liability company formerly wholly-owned by the Partnership (“AS Holdings”), have entered into an amended and restated limited liability agreement of AS Holdings, dated as of the date hereof, which contains, with respect to the common interests therein, tag-along rights and other governance provisions substantially analogous to those contained herein;

WHEREAS, the parties hereto wish to amend and restate the Securityholders Agreement in its entirety as of the date hereof, to take account of and provide for the aforementioned events and to reflect the agreement of the parties as to the subject matter thereof, to read as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Acquisition” shall have the meaning set forth in the preamble hereto.

“Acquisition LLC Members” means Bodal, certain other members of management of the Partnership or its Affiliates and certain other Persons and entities set forth on Schedule IV attached hereto who are members of Acquisition as of the date hereof and any other Person who becomes a member of Acquisition after the date hereof.

“Additional Management Securityholders” means any member of management to whom Securities are issued after the date hereof.

“Additional Securities” means all Securities which are issued or sold by the Partnership at any time, other than (i) any Securities issued to all of the holders of Securities then outstanding on a proportionate basis, (ii) any Securities issued to one or more employees of the Partnership pursuant to and in accordance with any employee benefit plan, agreement or arrangement that has been approved by the Board, (iii) any Securities that are issued in connection with the acquisition by the Partnership or a subsidiary of the Partnership of any business (whether by acquisition of stock or assets), provided that such Securities are not issued for less than their Fair Market Value, (iv) any Securities issued in amounts less than $1,000,000 in any single transaction or related series of transactions, provided that the aggregate amount of all transactions under this clause (iv) shall not exceed $3,000,000, (v) any Securities issued to any Person providing debt or nonparticipating and nonconvertible preferred equity financing to the Partnership or any subsidiary of the Partnership in a bona fide financing transaction approved by the Board, (vi) any Securities issued upon exercise, conversion or exchange of any other Securities, (vii) any Securities issued to an Alaska Native Entity or (viii) any securities issued to a Person whose participation in the Partnership the Board determines, in good faith and with the concurrence of (x) at least two Independent Directors, (y) at least one Coastal Affiliated Director and (z) at least one Management Affiliated Director, based on factors particular to the identity, nature or domicile of such Person, would be an asset or benefit to the Business.

“Additional Securityholders” shall have the meaning set forth in the preamble hereto.

“Affiliate” means with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Directors” means, collectively, the Coastal Affiliated Directors and the Management Affiliated Directors.

“Agreement” means this Second Amended and Restated Securityholders Agreement, as it may be amended from time to time.

“Alaska Native Entity” means any corporation, partnership or other entity (i) the majority of the equity or other interests of or in which is owned by or held for the benefit of Alaska natives or (ii) the primary purpose of which is to benefit Alaska natives, including, without limitation, any Alaska native corporation, whether a regional or a village corporation, and any entity that receives allocations of community development quota under federal laws or programs, as well as any Affiliate of any of the foregoing.

“American Fisheries Act” means the American Fisheries Act, Title II of Division C of P.L. 105-277 (Oct. 21, 1998), or any successors or supplements thereto, as amended from time to time.

“Applicable Federal Rate” means, with respect to any subordinated note of the Partnership described in clause (i) of the definition of Redemption Securities, the long-term “applicable federal rate”, compounded semi-annually, as released by the Internal Revenue Service pursuant to its authority under Section 1274(d) of the Code, for the month during which such subordinated note was issued.

“Applicable Tag Percentage” shall have the meaning set forth in Section 3.1(b).

“ASC Offshore” shall have the meaning set forth in the preamble hereto.

“ASG Consolidated” means ASG Consolidated LLC, a Delaware limited liability company that is indirectly wholly-owned by Consolidated.

“AS Holdings” shall have the meaning set forth in the recitals hereto.

“Asset Buyer’s Notice” shall have the meaning set forth in Section 3.2(d).

“Asset Offering Notice” shall have the meaning set forth in Section 3.2(d).

“Asset Offer Price” shall have the meaning set forth in Section 3.2(d).

“Blocker Corporations” shall have the meaning set forth in the preamble hereto.

“Blocker Shareholders Agreement” shall have the meaning set forth in the recitals hereto.

“Blocker Shares” shall have the meaning set forth in the recitals hereto.

“Board” means (i) for so long as the Partnership is organized as a limited partnership, the Board of Directors of the General Partner, which shall serve as the governing body of the General Partner or (ii) otherwise, the board of directors or other governing body of any successor entity to the Partnership.

“Board Committees” shall have the meaning set forth in Section 7.10.

“Bodal” means Mr. Bernt O. Bodal.

“Bodal Employment Agreement” means the Employment Agreement, dated as of January 28, 2000, among the Partnership, Group and Bodal, as it may be from time to time amended.

“Business” shall have the meaning set forth in Section 5.1(a).

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

“Buyer’s Notice” shall have the meaning set forth in Section 3.2(a).

“Cause” means (i) the commission by a member of the Board of a felony or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement or theft (ii) engaging in any activity that is harmful (including, without limitation, alcoholic or other self-induced affliction), in a material respect, to the Partnership or any of its subsidiaries or Affiliates, monetarily or otherwise, as determined by a majority of the Board; (iii) material malfeasance (including without limitation, any intentional act of fraud or theft), misconduct, or gross negligence in connection with the performance of a Person’s duties as a member of the Board; (iv) a significant violation of any statutory or common law duty of loyalty to the Partnership or any of its subsidiaries or Affiliates; (v) a material breach of this Agreement or of any Partnership policy (including without limitation, disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the Partnership or any of its subsidiary or Affiliates); or (vi) refusal or failure to carry out directives or instructions of the Board, in the case of clause (v) or (vi) above, only if such breach or failure continues for more than ten (10) days following written notice from the Partnership describing such breach or failure.

“Centre Entities” shall have the meaning set forth in the recitals hereto.

“Centre Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Coastal” shall have the meaning set forth in the preamble hereto.

“Coastal Affiliated Directors” means any members of the Board nominated by Coastal pursuant to Section 7.1 (or by any Transferee of Coastal’s right to nominate members of the Board pursuant to Section 7.1(d)) who are not required to be Independent Directors.

“Coastal Independent Director” shall have the meaning set forth in Section 7.1(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Competitor” means any Person with an interest, whether as an owner, principal, director, independent contractor or employee, in any business, entity or venture that competes directly with the Business in the United States, or that is a member of a fishery cooperative of or in which the Partnership or any of its subsidiaries is a member. An interest solely in publicly traded securities constituting less than 5% of the issuer shall not, alone, cause a Person to be a Competitor.

“Consolidated” means American Seafoods Consolidated LLC, a Delaware limited liability company that is wholly-owned by AS Holdings.

“CP3” shall have the meaning set forth in the preamble hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” shall have the meaning set forth in Section 3.2(a).

“Fair Market Value” means, with respect to any Securities, the fair market value thereof as determined in good faith by the Board.

“Foreign Ownership Percentage” means, at any date with respect to any Person, the percentage of the interest in such Person, at each tier of ownership of such Person and in the aggregate, that is owned and controlled (determined in accordance with the standards of section 12102(c)(1) and (2) of title 46 of the United States Code (as amended by the American Fisheries Act) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001 (whether the date of determination is before or after such date), or as determined under any analogous provisions of any successor statutes or regulations) by Foreign Persons.

“Foreign Person” means at any date a Person that would not be eligible to own a vessel with a fisheries endorsement under the standards of subsections 12102(a) and 12102(c)(1) and (2) of title 46 of the United States Code (as amended by the American Fisheries Act) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001 (whether the date of determination is before or after such date), or under any analogous provisions of any successor statutes or regulations. In determining whether any Person is a Foreign Person, effect shall be given to Marad’s methodology and determinations in any determination letter provided by it to the Partnership or its Affiliates.

“General Partner” shall have the meaning set forth in the preamble hereto.

“Group” shall mean American Seafoods Group LLC, a Delaware limited liability company.

“Independent Director” means, with respect to the Board, a director who (x) a majority of the Independent Directors (or if there are no Independent Directors serving on the Board at the time of determination, a majority of the Board) determines has no material relationship with the Partnership, Acquisition or Coastal and has had no prior relationship with the Partnership, Acquisition or Coastal that might reasonably be expected to cause such director to act other than entirely independently with respect to all issues that come before the Board; and (y) satisfies the independence requirements under Rule 303A.02 of the Listed Company Manual of the New York Stock Exchange with respect to the Partnership, Coastal and Acquisition; provided that no Independent Director shall be permitted to participate in a vote to determine whether his or her replacement director satisfies the independence requirements set forth in (x) and (y) hereof unless there are no other Independent Directors serving on the Board at the relevant time. Although not a requirement for service, the parties entitled under this Agreement to nominate Independent Directors to serve on the Board will seek to nominate candidates that have demonstrated significant leadership experience such as public company board service, significant private entity board service, public or community service or similar experience.

“Initial Directors” shall have the meaning set forth in Section 7.6(a).

“Initial Independent Directors” shall have the meaning set forth in Section 7.8(a).

“Initial Management Securityholders” shall have the meaning set forth in the preamble hereto.

“ISB” means Islandsbanki hf, a credit institution organized and existing under the laws of Iceland.

“LLC Units” means the limited liability company units of Acquisition.

“Management Affiliated Directors” means any members of the Board nominated by the Management Securityholders or Bodal pursuant to Section 7.3 or Section 7.4 (or by any Transferee of the Management Securityholders’ or Bodal’s right to nominate members of the Board pursuant to Section 7.3(c) or Section 7.4(c)) who are not Independent Directors.

“Management Options” means options to purchase Partnership Units or other Securities issued to the Management Securityholders.

“Management Securityholders” shall have the meaning set forth in the preamble hereto.

“Marad” means The United States Maritime Administration or any successor entity.

“Offer Price” shall have the meaning set forth in Section 3.1(a).

“Offered Assets” shall have the meaning set forth in Section 3.2(d)

“Offered Blocker Shares” shall have the meaning set forth in Section 3.2(c).

“Offered LLC Units” shall have the meaning set forth in Section 3.2(b).

“Offering Blocker Holder” shall have the meaning set forth in Section 3.2(c).

“Offering Member” shall have the meaning set forth in Section 3.2(b).

“Offered Securities” shall have the meaning set forth in Section 3.2(a).

“Offering Notice” shall have the meaning set forth in Section 3.2(a).

“Offeror” shall have the meaning set forth in Section 3.2(a).

“Partnership” shall have the meaning set forth in the preamble hereto.

“Partnership Agreement” shall have the meaning set forth in the recitals hereto.

“Partnership Units” means units of limited partnership in the Partnership.

“Permitted Transferee” means, (i) with respect to any Securityholder, Acquisition LLC Member or holder of Blocker Shares that is an individual (an “Individual Holder”), such Individual Holder’s spouse, children, parents or grandchildren or any trust or partnership established solely for the benefit of the Individual Holder or the foregoing relatives of such Individual Holder, (ii) in the case of a Securityholder, Acquisition LLC Member or holder of Blocker Shares that is a corporation, partnership or other entity (a “Corporate Holder”), any Affiliate of such Corporate Holder, and (iii) in the case of a Securityholder, Acquisition LLC Member or holder of Blocker Shares that is an Alaska Native Entity, any Alaska Native Entity, but only if such transferee Alaska Native Entity does not hold an interest in any Person, vessel, processing facility or other assets that could cause a limitation or restriction on the quantity of fish or shellfish which may be harvested or processed by the Partnership or its Subsidiaries under the American Fisheries Act or any regulations thereunder or relevant thereto.

“Person” means any individual, general partnership, limited partnership corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

“Preemptive Rights Parties” shall have the meaning set forth in Section 4.1(a).

“PublicCo” shall have the meaning set forth in Section 5.1(a).

“Public Liquidity Event” shall have the meaning set forth in Section 5.1(a).

“Public Transfer” means a Transfer in a public offering pursuant to an effective registration or a Transfer in a bona fide market transaction effected on a public securities exchange, NASDAQ or a comparable market system.

“Qualified Public Offering” means a public offering of the common stock of PublicCo pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Partnership) following which an amount of such common stock constituting at least 20% of the common equity of PublicCo and the Partnership is traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

“Redemption Agreements” shall have the meaning set forth in the recitals hereto.

“Redemption Securities” means (i) subordinated notes of the Partnership with a term of 10 years, bearing interest at 4.99 percentage points above the Applicable Federal Rate (which interest shall, at the option of the Partnership, be added to principal on each interest payment date), containing no covenants or other rights to control the Partnership and containing such other terms not inconsistent with the foregoing as the General Partner shall deem appropriate and (ii) if deemed appropriate by the General Partner and if there shall have been a determination by Marad that they would not affect the Partnership’s Foreign Ownership Percentage, warrants for 25% of the number of Partnership Units redeemed in the pertinent redemption at an exercise price equal to the Fair Market Value of 25% of the number of Partnership Units redeemed in the pertinent redemption.

“Registration Statement” means any registration statement, including any amendments and supplements thereto, filed with the Commission in connection with any Public Liquidity Event.

“Remedial Conversion Holder” means, at any time, any Securityholder other than a member of the management of the Business that, at such time, cannot establish that it is not a Foreign Person.

“Response Notice” shall have the meaning set forth in Section 5.3.

“Right of First Offer” shall have the meaning set forth in Section 3.2(a).

“Safe Harbor Percentage” means 88% of the Foreign Ownership Percentage that, if exceeded by the Partnership, would cause the Partnership to be a Foreign Person.

“Securities” means (i) the Partnership Units, any other equity interests in the Partnership that may be issued by the Partnership, the Management Options, any warrants, options or other rights that may be issued by the Partnership to purchase Partnership Units or such other equity interests in the Partnership and (ii) following the creation of PublicCo, any common stock or other equity interests in PublicCo. Whenever any determination is required hereunder as to any percentage of any Securities or as to the proportionate interest or rights of any Securities, the following principals shall apply unless the context clearly requires otherwise: (i) if such determination is to be made to measure the Foreign Ownership Percentage or whether any entity is a Foreign Person, such determination shall be made as contemplated by the definitions thereof; (ii) if clause (i) does not apply and if such determination relates to Management Options or like Securities, such determination shall in the first instance be made on a fully diluted, as-converted or as-exercised basis (it being understood that nothing herein shall relieve the holder of its obligation to pay the pertinent exercise or strike price); and (iii) if clause (i) does not apply (and, in the case of Securities described in clause (ii), following such as-converted or as exercised determination), any such determination shall be made on the basis of rights to share in distributions on liquidation of the Partnership following a sale of all of its assets for fair market value.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” shall have the meaning set forth in the preamble hereto.

“Securityholders Agreement” shall have the meaning set forth in the recitals hereto.

“Senior Officer” means, with respect to any entity, such entity’s chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other Person who performs similar policy making functions.

“Special Committee” shall have the meaning set forth in Section 7.8(e).

“Spousal Consent” shall have the meaning set forth in Section 8.5.

“Subsequent Additional Securityholder” means any Person to whom Securities are issued after the date hereof and who is not a Management Securityholder.

“Swap Transaction” means, with respect to any Securities, any swap, participation or other arrangement that transfers to another Person, in whole or in part, any significant economic consequences of ownership thereof.

“Tag-Along Right” shall have the meaning set forth in Section 3.1(a).

“Tag-Along Sale” shall have the meaning set forth in Section 3.1(a).

“Tag-Along Sale Agreement” shall have the meaning set forth in the recitals hereto.

“Tag-Along Seller” shall have the meaning set forth in Section 3.1(a)

“Transfer” means, with respect to any Securities, LLC Units or Blocker Shares, any direct or indirect transfer, sale, assignment, redemption or other disposition of ownership thereof.

“Transferee” means any transferee of Securities or any interest therein.

“Transfer Notice” shall have the meaning set forth in Section 3.1(a).

“Vested Options” means all vested Management Options and, to the extent determined in connection with a proposed Transfer, Management Options that will become vested upon the consummation of the proposed Transfer.

“Underlying Partnership Units” shall have the meaning set forth in Section 3.2(b).

“Unit Purchase Agreement” shall have the meaning set forth in the recitals hereto.

ARTICLE II

RESTRICTIONS ON TRANSFER

Section 2.1 In General.

(a) No Securityholder shall pledge, hypothecate or otherwise encumber or Transfer any Securities, or enter into any Swap Transaction with respect to any Securities, except in compliance with the Securities Act, applicable state securities laws and all applicable provisions of this Agreement. Any attempt to pledge, hypothecate or otherwise encumber or Transfer any Securities or enter into any Swap Transaction with respect to any Securities not in compliance with all applicable provisions of this Agreement shall be null and void and the Partnership shall not register upon its books any such attempted pledge, hypothecation or other encumbrance or Transfer of Securities.

(b) Each Securityholder agrees that it will not pledge, hypothecate or otherwise encumber or Transfer any Securities (including any Transfer to a Permitted Transferee) or enter into any Swap Transaction with respect to any Securities prior to delivery to the Partnership of evidence in form and substance reasonably satisfactory to the Partnership to the effect that such pledge, hypothecation, encumbrance, Transfer, or Swap Transaction will (i) be in compliance with the Securities Act and applicable state securities laws, (ii) not result in the Partnership being treated as a “publicly traded partnership” within the meaning of the Internal Revenue Code of 1986, as amended, (iii) not cause a termination of the Partnership for Federal income tax purposes, and (iv) not result in an increase in the Foreign Ownership Percentage of the Partnership.

(c) A copy of this Agreement shall be filed with the Partnership and kept with the records of the Partnership. Each of the Securityholders hereby agrees that if at any time certificates representing any Securities are issued to any Securityholder, such certificates, and any certificates for any Securities issued in exchange for any similarly legended certificates, such certificates shall bear a legend reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT OF AMERICAN SEAFOODS, L.P. (THE “PARTNERSHIP”), DATED AS OF FEBRUARY 27, 2006, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP. NO TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF THE PARTNERSHIP UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

The foregoing legend shall be in addition to any other legend required to be placed on any certificates for any Securities under applicable law. Subject to (g), no Transfer of any Securities shall be effective unless the certificates (if any) representing the Securities issued to the Transferee bear the legend set forth in this Section.

(d) The Securityholder making a pledge, hypothecation, encumbrance or Transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants, and other costs and expenses reasonably incurred by the Partnership as a result of such pledge, hypothecation, encumbrance or Transfer or such Swap Transaction.

(e) No pledge, hypothecation, encumbrance, Transfer or Swap Transaction by a Securityholder permitted hereunder shall relieve the transferor Securityholder of any of its obligations or liabilities under this Agreement arising prior to or in connection with the consummation of such pledge, hypothecation, encumbrance or Transfer or Swap Transaction.

(f) In connection with each pledge, hypothecation, encumbrance, Transfer or Swap Transaction permitted hereunder, the Securityholder making the pledge, hypothecation, encumbrance or Transfer or entering into a Swap Transaction and the Transferee shall deliver to the Partnership such other documents and instruments as the Partnership reasonably may request to confirm that such pledge, hypothecation, encumbrance, Transfer or Swap Transaction is in compliance with the terms and conditions of this Agreement.

(g) If Transfers of any Securities may be made to the public without registration under the Securities Act, the Partnership shall, upon the written request of a Securityholder, issue to such Securityholder a new certificate evidencing such Securities, which certificate shall bear a legend that does not contain the first sentence of the legend set forth in Section 2.1(c); provided that such holder shall furnish the Partnership or its transfer agent such certificates, legal opinions or other information as the Partnership or its transfer agent may reasonably require to confirm that such sentence is not required on such certificate. If any Securities shall cease to be entitled to any rights and subject to any obligations set forth in this Agreement, the Partnership shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the second sentence of the foregoing legend.

Section 2.2 Additional Restrictions.

(a) No Blocker Corporation, Additional Securityholder or Management Securityholder may pledge, hypothecate, encumber, Transfer or enter into a Swap Transaction with respect to any interest in Securities without the prior written approval of the Partnership, which approval shall not be unreasonably withheld or delayed; provided, however, that such approval shall not be required in the case of (i) a Transfer to a Permitted Transferee, (ii) a pledge or Transfer to the Partnership, (iii) a Transfer pursuant to and in conformity with Section 3.1 or Section 3.2, (iv) a Public Transfer, (v) a pledge by a Management Securityholder to a lender approved by the Partnership for the purpose of securing a loan utilized by such Securityholder to fund a portion of his or her capital contribution to the Partnership or (vi) a pledge by an Additional Securityholder to a financial institution to secure a loan, provided that such lender enters into an agreement in form and substance reasonably satisfactory to the Partnership acknowledging that the subsequent pledge, hypothecation, encumbrance or Transfer of or a Swap Transaction with respect to Securities by, to or at the instigation of such lender shall be subject to all of the applicable provisions of this Agreement, including those contained in this Article II and Section 8.4.

(b) The Management Securityholders shall not pledge, hypothecate, encumber, Transfer, or enter into a Swap Transaction with respect to any Management Options that are not Vested Options.

ARTICLE III

ADDITIONAL RIGHTS AND OBLIGATIONS

OF SECURITYHOLDERS AND THE PARTNERSHIP

Section 3.1 Rights of Inclusion.

(a) If Acquisition, Coastal or Bodal (in each case, a “Tag-Along Seller”) proposes to Transfer, directly or indirectly, in any one transaction or a series or related transactions, to any Person or Persons (other than any Transfer (i) to a Permitted Transferee, (ii) in a Public Transfer or (iii) in connection with the exercise by ISB, or any trustee thereof, of any remedies available to it with respect to any Partnership Units pledged with ISB, or any trustee thereof, by (x) Acquisition, (y) any Acquisition LLC Member or (z) the General Partner (subject to the consent rights with respect to such Transfer granted to the Limited Partners (as defined in the Partnership Agreement) under the Partnership Agreement) as collateral pursuant to any credit agreement or any related security agreement or other similar agreement) Securities representing at least 10% of the aggregate number of Securities then outstanding (a “Tag-Along Sale”), the Tag-Along Seller shall provide written notice of such proposed Transfer to each Securityholder (the “Transfer Notice”) (it being understood that any Transfers by any Tag-Along Seller that occur within 90 days of one another shall be deemed to be related for these purposes). Such notice shall identify the purchaser, the number of Securities proposed to be sold, the consideration offered and any other material terms and conditions of the proposed Transfer. If the offer price consists in part or in whole of consideration other than cash, the Tag-Along Seller shall provide such information, to the extent reasonably available to them, relating to such consideration as each of the Securityholders may reasonably request in order to evaluate such non-cash consideration. Each of the Additional Securityholders and Management Securityholders shall have the right (the “Tag-Along Right”), exercisable as set forth below, to sell, pursuant to the proposed Transfer, the Applicable Tag Percentage (as defined below) of its Securities (provided that no Management Options other than Vested Options may be sold hereunder) on the same terms and conditions as apply to the Transfer by the Tag-Along Seller, and shall execute and deliver all documents and instruments that are necessary or desirable to effectuate such sale; provided that the Vested Options shall be Transferred on the same terms as the Securities to be Transferred, subject to a deduction of the exercise price with respect to the number of Securities for which each Vested Option is exercisable (it being understood that if the exercise price of such Vested Options is greater than the sale price, then such Vested Options may not be Transferred). “Applicable Tag Percentage” means, in connection with any Transfer by any Tag-Along Seller, the percentage of the total number of Securities then held by such Tag-Along Seller to be sold pursuant to such Transfer after giving effect to the exercise of the Tag-Along Right by each of the Additional Securityholders and Management Securityholders exercising such right. For the purpose of calculating the number of Securities that any Management Securityholder or any Additional Securityholder is entitled to sell under this Section 3.1(a), (A) any Vested Options held by such Management Securityholder shall be deemed exercised and treated as the number of Securities into which they are then exercisable and (B) any Partnership Units beneficially owned by such Management Securityholder or Additional Securityholder by virtue of his or her ownership of LLC Units shall be included into such calculation. Each Tag-Along Right shall be exercisable by delivering written notice to the Tag-Along Seller within 20 days after receipt of the Transfer Notice. Promptly upon the expiration of such 20-day period, the Tag-Along Seller shall notify each of the Additional Securityholders and Management Securityholders exercising a Tag-Along Right of its Applicable Tag Percentage. The Tag-Along Seller shall have 180 days from the expiration of such 20-day period to consummate the proposed Transfer at a price no greater than the price set forth in the Transfer Notice (provided that each of the Additional Securityholders and Management Securityholders who exercised a Tag-Along Right in accordance with this Section 3.1(a) shall have the right to sell at the price set forth in the Transfer Notice unless otherwise agreed by such Person) and on terms and conditions no more favorable to the Tag-Along Seller than those stated in the Transfer Notice. Any Securities that continue to be held by the Tag-Along Seller after such Transfer shall continue to be subject to the provisions of this Section 3.1(a).

(b) The rights and obligations of the Securityholders in connection with a Tag-Along Sale are subject to the following additional conditions:

(i) Upon the consummation of any Tag-Along Sale, all of the Securityholders participating therein shall receive the same form and amount of consideration per Partnership Unit (or, if the Securities sold are not Partnership Units, the implied consideration per Partnership Unit, determined as of such time based on the price paid and the terms and conditions of such Securities), or if Securityholders are given an option as to the form and amount of consideration to be received, all Securityholders participating therein must be given the same option; provided that the Tag-Along Seller may, if the Tag-Along Seller so chooses, receive less favorable terms.

(ii) All reasonable expenses incurred by the selling Securityholders in connection with any Tag-Along Sale shall be borne ratably by such Securityholders.

(iii) Each Securityholder participating in a Tag-Along Sale shall make representations and warranties as to its title to the Securities being sold and its power, authority, and right to enter into the pertinent transaction without contravention of law or contract. In addition, such Securityholder shall join with the Tag-Along Seller in making such representations and warranties concerning the Partnership and the business as the Tag-Along Seller shall deem necessary or appropriate; provided, however, that any liability for any breach thereof shall be borne by each Securityholder on a pro rata basis based upon the amount of Securities owned by such Securityholder and included in such Tag-Along Sale.

(iv) Notwithstanding anything in this Agreement to the contrary, no Securityholder will have the right to participate in a Tag-Along Sale without the consent of the Partnership if and to the extent that (x) following such Tag-Along Sale the Foreign Ownership Percentage of the Partnership would exceed the Safe Harbor Percentage and (y) the failure of such Securityholder to so participate would cause the Foreign Ownership Percentage of the Partnership following such Tag-Along Sale to be lower.

Section 3.2 Right of First Offer.

(a) If any Securityholder proposes to Transfer, directly or indirectly (other than in any Transfer described in Section 3.2(b) hereof), all or any portion of its Securities, other than to a Permitted Transferee or in a Public Transfer (any such Securityholder desiring to make any such Transfer is referred to herein as an “Offeror,” and the Securities that the Offeror seeks to Transfer are referred to herein as the “Offered Securities”), then the Offeror shall comply with the provisions of this Section 3.2(a), as follows:

(i) The Offeror shall give written notice (the “Offering Notice”) to the Partnership and Coastal (unless the Offeror is Coastal), which Offering Notice shall (A) state that the Offeror desires to Transfer such Offered Securities and (B) specify the minimum sale price (the “Offer Price”) for such Securities and the other material terms and conditions of such proposed Transfer. Each Offering Notice shall constitute an irrevocable offer by the Offeror to the Partnership or Coastal to Transfer the Offered Securities at the Offer Price in cash, subject to the provisions of this Section 3.2(a).

(ii) The Partnership and Coastal shall have the right (the “Right of First Offer”) to purchase all, but not less than all, of the Offered Securities at the Offer Price in cash exercisable by delivery, within 45 days of receipt of an Offering Notice (the “Exercise Period”), to the Offeror of a notice (a “Buyer’s Notice”) stating (A) that the Partnership or Coastal, as the case may be, elects to purchase all of the Offered Securities and (B) that such election is irrevocable. Delivery of a Buyer’s Notice shall constitute a contract between the Offeror and the Partnership or Coastal, as the case may be, for the sale and purchase of the Offered Securities at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offer Notice. Failure of the Partnership or Coastal to exercise their Right of First Offer within the Exercise Period shall be deemed to constitute a waiver of such right.

(iii) If neither the Partnership nor Coastal elects to purchase all of the Offered Securities within the Exercise Period, the Offeror may, within 90 days of the expiration of the Exercise Period, Transfer (or enter into an agreement to Transfer and thereafter Transfer) all, but not less than all, of the Offered Securities, to one or more Persons, at a price not lower than the Offer Price and on terms in all material respects not more favorable to the purchaser than those contained in the Offering Notice.

(iv) The closing of any purchase of the Offered Securities by the Partnership or Coastal, as the case may be, shall be held in Seattle at a location to be designated by the Partnership or Coastal, as the case may be, at 11:00 a.m. local time on a Business Day chosen by the Partnership or Coastal, as the case may be (upon at least five days notice to the other parties to the transaction), which date shall be no later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing the Offeror shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Partnership or Coastal, as the case may be, as shall be necessary to Transfer, assign and convey the Offered Securities to the Partnership or Coastal, as the case may be, which shall be Transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor.

(v) The Partnership shall have the first right to exercise the Right of First Offer granted to the Partnership and Coastal hereunder. In the event that the Partnership fails to exercise the Right of First Offer within 25 days of receipt of an Offering Notice, Coastal may exercise the Right of First Offer within the remainder of the Exercise Period. In the event that Coastal exercises such right, Coastal may designate any of its Affiliates or Permitted Transferees or any Alaska Native Entity as the purchaser of all or part of the Offered Securities in any transaction hereunder.

(b) If any Acquisition LLC Member proposes to Transfer, directly or indirectly, in one transaction or a series of related transactions, all or any portion of its LLC Units representing in the aggregate the beneficial ownership of more than 10,000 Partnership Units (any such Acquisition LLC Member desiring to make any such Transfer of LLC Units is referred to herein as an “Offering Member” and the LLC Units that the Offering Member seeks to Transfer are referred to herein as the “Offered LLC Units”), other than to a Permitted Transferee or in a Public Transfer, then Acquisition and the Offering Member shall comply with the provisions of this Section 3.2(b), as follows:

(i) The Offering Member shall give an Offering Notice to each of the Partnership, Coastal and Acquisition, which Offering Notice shall (A) state that the Offering Member desires to Transfer the Offered LLC Units, (B) specify the number of Partnership Units the beneficial ownership of which is represented by the Offered LLC Units (the “Underlying Partnership Units”), (C) specify the Offer Price for the Offered LLC Units and the other material terms and conditions of such proposed Transfer, which shall constitute an irrevocable offer by the Offering Member to the Partnership and Coastal to Transfer the Offered LLC Units at the Offer Price in cash, subject to the provisions of this Section 3.2(b).

(ii) The Partnership and Coastal shall have a Right of First Offer to purchase all, but not less than all, of the Offered LLC Units or the Underlying Partnership Units, at the Offer Price in cash exercisable by delivery, within the Exercise Period, to the Offering Member of a Buyer’s Notice stating (A) that the Partnership or Coastal, as the case may be, elects to purchase all of the Offered LLC Units or the Underlying Partnership Units and (B) that such election is irrevocable. Delivery of a Buyer’s Notice shall constitute a contract between the Offering Member and the Partnership or Coastal, as the case may be, for the sale and purchase of the Offered LLC Units or the Underlying Partnership Units, at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offer Notice. Failure of the Partnership or Coastal to exercise their Right of First Offer within the Exercise Period shall be deemed to constitute as a waiver of such right.

(iii) If neither the Partnership nor Coastal elects to purchase all of the Offered LLC Units or the Underlying Partnership Units within the Exercise Period, the Offering Member may, within 90 days of the expiration of Exercise Period, Transfer (or enter into an agreement to Transfer and thereafter Transfer) all, but not less than all, of the Offered LLC Units to one or more Persons at a price not lower than the Offer Price and on terms in all material respects not more favorable to the purchaser than those contained in the Offering Notice.

(iv) The closing of any purchase of the Offered LLC Units or the Underlying Partnership Units shall be held in Seattle at a location to be designated by the Partnership or Coastal, as the case may be, at 11:00 a.m. local time on a Business Day chosen by the Partnership or Coastal, as the case may be (upon at least five days notice to the other parties to the transaction), which date shall be not later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. Acquisition shall use its reasonable best efforts to cause the Underlying Partnership Units to be distributed to the Offering Member immediately prior to the closing. At the closing, the Offering Member shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Partnership or Coastal, as the case may be, as shall be necessary to Transfer, assign and convey the Underlying Partnership Units to the Partnership or Coastal, as the case may be, which shall be Transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor (which purchase price shall be equal to the aggregate Offer Price payable for the Offered LLC Units). If for any reason Acquisition is unable to cause the Underlying Partnership Units to be distributed to the Offering Member pursuant to this clause (iv) of this Section 3.2(b), then at the closing, the Offering Member shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Partnership or Coastal, as the case may be, as shall be necessary to Transfer, assign and convey the Offered LLC Units to the Partnership or Coastal, as the case may be, which shall be Transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor.

(v) The Partnership shall have the first right to exercise the Right of First Offer granted to the Partnership and Coastal under this Section 3.2(b). In the event that the Partnership fails to exercise the Right of First Offer within the first 25 days of receipt of an Offering Notice, then Coastal may exercise the Right of First Offer within the remainder of the Exercise Period. In the event that Coastal exercises such right, Coastal may designate any of its Affiliates or Permitted Transferees or any Alaska Native Entity as the purchaser of all or part of the Underlying Partnership Units or the Offered LLC Units, as applicable, in any transaction hereunder.

(c) If any holder of Blocker Shares proposes to Transfer, directly or indirectly, in one transaction or a series of related transactions, all or any portion of its Blocker Shares representing in the aggregate (together with any Transfer, in one transaction or a series of related transactions, of all or any portion of such holder’s Securities or LLC Units) the beneficial ownership of more than 10,000 Partnership Units (any such holder of Blocker Shares desiring to make any such Transfer of Blocker Shares is referred to herein as an “Offering Blocker Holder” and the Blocker Shares that the Offering Blocker Holder seeks to Transfer are referred to herein as the “Offered Blocker Shares”), other than to a Permitted Transferee or in a Public Transfer, then the Blocker Corporations and the Offering Blocker Holder shall comply with the provisions of this Section 3.2(c), as follows:

(i) The Offering Blocker Holder shall give an Offering Notice to the Partnership, Coastal and the Blocker Corporation the shares of which constitute the Offered Blocker Shares, which Offering Notice shall (A) state that the Offering Blocker Holder desires to Transfer the Offered Blocker Shares, (B) specify the number of Partnership Units the beneficial ownership of which is represented by the Offered Blocker Shares, (C) specify the Offer Price for the Offered Blocker Shares and the other material terms and conditions of such proposed Transfer, which Offering Notice shall constitute an irrevocable offer by the Offering Blocker Holder to the Partnership and Coastal to Transfer the Offered Blocker Shares at the Offer Price in cash, subject to the provisions of this Section 3.2(c).

(ii) The Partnership and Coastal shall have a Right of First Offer to purchase all, but not less than all, of the Offered Blocker Shares, at the Offer Price in cash exercisable by delivery, within the Exercise Period, to the Offering Blocker Holder of a Buyer’s Notice stating (A) that the Partnership or Coastal, as the case may be, elects to purchase all of the Offered Blocker Shares and (B) that such election is irrevocable. Delivery of a Buyer’s Notice shall constitute a contract between the Offering Blocker Holder and the Partnership or Coastal, as the case may be, for the sale and purchase of the Offered Blocker Shares, at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offer Notice. Failure of the Partnership or Coastal to exercise their Right of First Offer within the Exercise Period shall be deemed to constitute as a waiver of such right.

(iii) If neither the Partnership nor Coastal elects to purchase all of the Offered Blocker Shares, as applicable, within the Exercise Period, the Offering Blocker Holder may, within 90 days of the expiration of Exercise Period, Transfer (or enter into an agreement to Transfer and thereafter Transfer) all, but not less than all, of the Offered Blocker Shares to one or more Persons at a price not lower than the Offer Price and on terms in all material respects not more favorable to the purchaser than those contained in the Offering Notice.

(iv) The closing of any purchase of the Offered Blocker Shares shall be held in Seattle at a location to be designated by the Partnership or Coastal, as the case may be, at 11:00 a.m. local time on a Business Day chosen by the Partnership or Coastal, as the case may be (upon at least five days notice to the other parties to the transaction), which date shall be not later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, the Offering Member shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Partnership or Coastal, as the case may be, as shall be necessary to Transfer, assign and convey the Offered Blocker Shares to the Partnership or Coastal, as the case may be, which shall be Transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor.

(v) The Partnership shall have the first right to exercise the Right of First Offer granted to the Partnership and Coastal under this Section 3.2(c). In the event that the Partnership fails to exercise the Right of First Offer within the first 25 days of receipt of an Offering Notice, then Coastal may exercise the Right of First Offer within the remainder of the Exercise Period. In the event that Coastal exercises such right, Coastal may designate any of its Affiliates or Permitted Transferees or any Alaska Native Entity as the purchaser of all or part of the Blocker Partnership Units or the Offered Blocker Shares, as applicable, in any transaction hereunder.

(d) If the Partnership proposes to sell or otherwise dispose of all or substantially all of the Partnership assets (the “Offered Assets”), then the Partnership shall comply with the provisions of this Section 3.2(d), as follows:

(i) The Partnership shall give a written notice (an “Asset Offering Notice”) to Coastal, which Offering Notice shall (A) state that the Partnership desires to sell or otherwise dispose of the Offered Assets and (B) the minimum sale price (the “Asset Offer Price”) for the Offered Assets and the other material terms and conditions of such proposed sale or other disposition. The Asset Offering Notice shall constitute an irrevocable offer by the Partnership to Coastal to sell the Offered Assets at the Asset Offer Price in cash, subject to the provisions of this Section 3.2(d).

(ii) Coastal shall have a Right of First Offer to purchase all, but not less than all, of the Offered Assets at the Asset Offer Price in cash exercisable by delivery, within 45 days of receipt of an Asset Offering Notice, to the Partnership of a written notice (a “Asset Buyer’s Notice”) stating (A) that Coastal elects to purchase all of the Offered Assets and (B) that such election is irrevocable. Delivery of an Asset Buyer’s Notice shall constitute a contract between the Partnership and Coastal for the sale and purchase of the Offered Assets at the Asset Offer Price in cash and upon the other applicable terms and conditions set forth in the Asset Offering Notice. Failure of Coastal to exercise its Right of First Offer within such 45-day period shall be regarded as a waiver of such right.

(iii) If Coastal elects not to purchase the Offered Assets within the 30-day period specified in clause (ii) of this Section 3.2(d), the Partnership may, within 90 days of the expiration of such 45-day period, sell or otherwise dispose (or enter into an agreement to sell or otherwise dispose and thereafter sell or dispose) of all, but not less than all, of the Offered Assets, to one or more Persons at a price not lower than the Asset Offer Price and on terms in all material respects not more favorable to the purchaser than those contained in the Asset Offering Notice.

(iv) The closing of any sale of the Offered Assets by the Partnership to Coastal shall be held in Seattle, at a place designated by Coastal, at 11:00 a.m. local time on a Business Day chosen by it (upon at least five days notice to the other parties to the transaction), which date shall be not later than the scheduled closing date provided for in the Asset Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, the Partnership shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to Coastal, as shall be necessary to Transfer, assign and convey the Offered Assets to Coastal on the terms and subject to the conditions set forth in the Asset Offering Notice.

(v) In the event that Coastal exercises the Right of First Offer granted to it under this Section 3.2(d), Coastal may designate any of its Permitted Transferees or any Alaska Native Entity as the purchaser of all or part of the Offered Assets in any transaction hereunder.

ARTICLE IV

ISSUANCE OF ADDITIONAL SECURITIES

Section 4.1 Rights Upon Issuance of Additional Securities.

(a) Subject to Section 4.6, the Partnership hereby grants to the Securityholders (collectively, the “Preemptive Rights Parties”) the rights set forth in this Article IV with respect to any and all proposed issuances or sales of Additional Securities by the Partnership.

(b) Subject to Section 4.6, the parties agree that in the event of any issuance or sale by AS Holdings of regular membership units of AS Holdings, (i) the Preemptive Rights Parties shall have preemptive rights (the “Holdings Preemptive Rights”) with respect to such issuance or sale that are substantially similar to the rights of the Preemptive Rights Parties with respect to issuances or sales of Additional Securities by the Partnership under this Article IV and (ii) the Partnership shall cause AS Holdings to follow notice and other procedures for the exercise of the Holdings Preemptive Rights that are substantially similar to the notice and other procedures set forth in this Article IV for the exercise of the rights of the Preemptive Rights Parties with respect to issuances or sales of Additional Securities by the Partnership under this Article IV.

Section 4.2 Issuance Notice. The Partnership shall give the Preemptive Rights Parties written notice of its intention to issue Additional Securities (the “Issuance Notice”), describing the material terms of the Additional Securities, the price at which the Additional Securities will be issued or sold, and the material terms upon which the Additional Securities are proposed to be issued or sold, including the anticipated date of such issuance or sale.

Section 4.3 Response Notice. Each Preemptive Right Party shall have 20 days from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Section 4.5) of such Additional Securities by giving written notice to the Partnership of its desire to purchase Additional Securities (the “Response Notice”) and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Preemptive Rights Party to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms and conditions stated in the Issuance Notice. Any purchase of Additional Securities by any Preemptive Rights Party shall be consummated on the closing date specified in the Issuance Notice (or, if other Persons are also purchasing such Additional Securities, the date on which such Additional Securities described in the applicable Issuance Notice are first issued and sold to such other Persons). In the event that Additional Securities are being issued or will be issuable as part of an investment unit with other securities of the Partnership, the right of Preemptive Rights Parties to purchase such Additional Securities shall be a right to purchase the entire investment unit and not a right to purchase Additional Securities alone.

Section 4.4 Revised Issuance Notice. The Partnership shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by the Preemptive Rights Parties at a price and upon terms and conditions that are not materially less favorable to the Partnership than those specified in the Issuance Notice. If the Partnership proposes to issue Additional Securities after such 90-day period or at a price or upon terms that are materially less favorable to the Partnership than those specified in the Issuance Notice, it must again comply with this Article IV.

Section 4.5 Pro Rata Share. For purposes of this Article IV, the “Pro Rata Share” of a Preemptive Rights Party shall be a fraction, (x) the numerator of which shall be the total number of Partnership Units, Vested Options or other Securities (but not unvested Management Options), as the case may be, then held by the Preemptive Rights Party (whether directly or by virtue of ownership of any LLC Units or Blocker Shares) and (y) the denominator of which shall be the total number of Partnership Units, Vested Options or other Securities (but not unvested Management Options) then issued and outstanding.

Section 4.6 Limitation on Foreign Ownership. No Foreign Person and no Person more than 15% of the equity of which is owned by Foreign Persons shall have any right to purchase Additional Securities pursuant to this Article IV if following such proposed purchase the Foreign Ownership Percentage of the Partnership would exceed the Safe Harbor Percentage.

ARTICLE V

CREATION OF PUBLICLY TRADED ENTITY

Section 5.1 In General.

(a) Certain Alternatives. In the event the General Partner, after obtaining the consent of the Securityholders as required by clause (iv) of Section 8.8(a), determines that it would be in the best interests of the business conducted by the Partnership and its subsidiaries (the “Business”) and the Securityholders for the Business to have access to public capital markets and for the Securityholders to have an opportunity to achieve liquidity through the sale of equity to the public, the General Partner may determine to achieve such results in such manner, and through whatever steps or structures, it deems appropriate. Without limiting the foregoing, the General Partner may determine (i) to convert the Partnership into a Delaware corporation, the shares of which will initially be owned by the partners of the Partnership, and to take such corporation public through one or more primary and/or secondary offerings; (ii) to convert AS Holdings into a Delaware corporation, the shares of which could be either held by the Partnership or distributed to the partners of the Partnership, and to take such corporation public through one or more primary or secondary offerings; or (iii) to create a newly incorporated Delaware corporation to serve as a general partner of the Partnership or a managing member of AS Holdings, and to take such corporation public through one or more primary (or, depending on the precise structure, secondary) offerings, with the proceeds either being used by the Business for whatever purposes it deems appropriate or being distributed to those of the Securityholders who seek liquidity at the time (or, in the case of a secondary offering, being retained by the selling Securityholder). Any such event described in clauses (i), (ii) or (iii), or any variant or derivative of, or, to the extent its results are similar, substitute for, the above is hereinafter referred to as a “Public Liquidity Event”; and the Delaware corporation the shares of which is taken public is hereinafter referred to as “PublicCo”). The General Partner may also decide to pursue a Public Liquidity Event for a portion of the Business, in which case the General Partner will take such steps as are necessary to effectuate one of the structures described below in a manner that provides liquidity with respect to the Securityholders’ proportionate interests in that portion of the Business.

(b) Determination. In determining the nature and structure of any Public Liquidity Event to be undertaken, the General Partner shall take into account relevant considerations under pertinent tax laws, securities laws (including the Investment Company Act of 1940), and laws relating to the assets and activities of the Business, including limitations on the Foreign Ownership Percentage, as well as the advice of financial advisors and investment bankers. The General Partner shall seek a structure and technique that treats similarly situated Securityholders similarly and shall not discriminate among or between Securityholders, or between it and its Affiliates and other Securityholders, directly or indirectly, in providing access to public capital markets (it being understood that nothing in this Section 5.1(b) shall prevent the General Partner’s Affiliates or other parties hereto from exercising their registration rights and selling or causing to be sold securities in accordance with the priorities contained in Schedule III attached hereto). The General Partner shall have no obligation of any nature whatsoever to choose any particular form of Public Liquidity Event or to embark on a Public Liquidity Event at any time or under any circumstances.

Section 5.2 Specific Alternatives.

(a) Conversion of the Partnership. In the event the General Partner determines that a Public Liquidity Event should be effectuated by converting the Partnership into a Delaware corporation, it shall take such steps as may be necessary to effectuate such conversion in accordance with Delaware law, and shall cause to be distributed to the parties therein shares of the common stock of PublicCo in proportion to their rights to liquidating distributions under Section 4.2 of the Partnership Agreement. Thereafter, the Securityholders and PublicCo (which shall have become bound as the Partnership’s successor) shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms (whether as a result of a Qualified Public Offering or otherwise)) and the Securityholders shall have, with respect to their shares of common stock of PublicCo, the registration rights described and set forth in Schedule III attached hereto.

(b) Conversion of AS Holdings. In the event the General Partner determines that a Public Liquidity Event should be effectuated by converting AS Holdings into a Delaware corporation, it shall take such steps as may be necessary to effectuate such conversion in accordance with Delaware law and shall cause to be distributed to the Partnership the shares of the common stock of PublicCo. In the event the General Partner determines that such shares should be distributed to the parties therein in accordance with Section 4.2 of the Partnership Agreement, it shall take such steps as may be necessary to effectuate such distribution, and, thereafter, PublicCo shall replace the Partnership as a party to this Agreement and the Securityholders and PublicCo shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms (either as a result of Qualified Public Offering or otherwise)) and the Securityholders shall have, with respect to their shares of common stock of PublicCo, the registration rights described and set forth in Schedule III attached hereto. In the event the General Partner determines that the Partnership should remain in existence and retain the shares of common stock of PublicCo, the Securityholders and the Partnership shall continue to be bound by the provisions of this Agreement (except to the extent such provisions terminate in accordance with their terms (whether as a result of a Qualified Public Offering or otherwise)) and the General Partner may cause to occur one or more primary public offerings of PublicCo common stock or one or more sales by the Partnership of its shares of PublicCo common stock. In either event, any Securityholder shall be entitled to cause the Partnership to sell in such public offering, indirectly for the account of such Securityholder, a portion of the shares of PublicCo common stock owned by the Partnership and allocable to such Securityholder (based on such Securityholder’s proportionate rights to liquidating distributions under Section 4.2 of the Partnership Agreement) equal to the number of such shares that such Securityholder would have been able to sell in such public offering for its own account if it owned such shares in PublicCo directly and exercised its registration rights described and set forth in Schedule III attached hereto, subject to the terms thereof. Upon such sale, the net proceeds thereof shall be distributed to such Securityholder as a distribution in respect of or in redemption of such Securityholder’s interest in the Partnership. It is possible that the General Partner will determine that a combination of the two alternatives described in this subsection (b) would be in the best interests of the parties, in which case the rights of each Securityholder and obligations of the General Partner and its Affiliates under this subsection (b) shall be appropriately modified so each such party shall effectively realize or be subject to the same rights and obligations as provided herein.

(c) New Public Company. In the event the General Partner determines that a Public Liquidity Event should be effectuated by creating a newly incorporated Delaware corporation to serve as a general partner of the Partnership or as the managing member of AS Holdings, it shall take such steps as may be necessary to create PublicCo and to pursue whichever of the following approaches for accessing the public market and achieving liquidity for the Securityholders the General Partner selects:

(i) The General Partner may cause PublicCo to sell common stock to the public, in which case, PublicCo shall invest the proceeds of such sale of common stock in additional interests in the Partnership or AS Holdings (as the case may be) and such proceeds shall either be used for the Business or for distribution to the Securityholders. In such event, any Securityholder shall be entitled to cause PublicCo to sell in such public offering, indirectly for the account of such Securityholder, a number of shares of PublicCo common stock equal to the number of shares that such Securityholder would have been able to sell for its own account if it had exchanged its Securities for shares in PublicCo (based on such Securityholder’s proportionate rights to liquidating distributions under Section 4.2 of the Partnership Agreement) and exercised its registration rights described and set forth in Schedule III attached hereto, subject to the terms thereof. Upon such sale, the net proceeds thereof shall be distributed to such Securityholder as a distribution in respect of or in redemption of such Securityholder’s interest in the Partnership.

(ii) The General Partner may cause PublicCo to offer to exchange shares of its common stock with any Securityholder for some or all of such Securityholders’ Securities, at any time or from time to time. In such event, the General Partner may cause PublicCo to sell common stock to the public in a primary offering, the proceeds of which would be used for the Business and the General Partner may cause there to occur one or more secondary offerings. In either event, the Securityholders shall have, with respect to their shares of common stock of PublicCo, the registration rights described and set forth in Schedule III attached hereto.

(iii) The General Partner may determine that a strategy that combines the above two alternatives would be in the best interests of the parties, in which case the rights of each Securityholder and obligations of the General Partner and its Affiliates under this subsection (c) shall be appropriately modified so each such party shall effectively realize or be subject to the same rights and obligations as provided herein.

In the event of any Public Liquidity Event of the sort described in this Section 5.2, PublicCo will be added as a party to this Agreement, the terms hereof shall be revised as appropriate to reflect the addition of PublicCo and an appropriate division of the rights and obligations of the Partnership hereunder among PublicCo and the Partnership, with the intent that the Securityholders, PublicCo and the Partnership shall continue to have rights and obligations equivalent to their rights and obligations hereunder (except to the extent such provisions terminate in accordance with the terms, whether as a result of a Qualified Public Offering or otherwise).

Section 5.3 Procedures and Obligations.

(a) Performance and Assurances. Each of the parties hereto shall, in the event that the General Partner chooses to pursue a Public Liquidity Event, take all reasonable steps to cooperate in the process of effectuating such Public Liquidity Event, including: executing such amendments to this Agreement and the Schedules hereto and the Partnership Agreement as may be required to reflect the existence and role of PublicCo, providing pertinent information and certification as to such Securityholder (including the information contemplated by Section 8.2), complying with the provisions and procedures described and set forth in Schedule III attached hereto and taking such other actions as may be reasonably required in the course of effectuating the Public Liquidity Event. If the General Partner selects a structure for a Public Liquidity Event that requires some form of indirect registration of shares (that is, a registration of shares of PublicCo in a primary offering the proceeds of which will be distributed to Securityholders in respect of their Securities) the parties will interpret the provisions of this Agreement and the registration rights described and set forth on Schedule III attached hereto to provide the exit priorities and proportional treatment contemplated herein and in such Schedule.

(b) Computations. Whenever a Securityholder has a right to cause shares of the common stock of PublicCo to be sold (subject to the registration rights described and set forth in Schedule III attached hereto), or a right to exchange Securities for common stock of PublicCo, in either case in an amount based on such Securityholder’s proportionate rights to liquidating distributions under Section 4.2 of the Partnership Agreement, the aggregate number of shares which such Securityholder shall have a right to cause to be sold (subject to the registration rights described and set forth in Schedule III attached hereto) or to receive shall be that number which, taking into account the surrender of the Securities exchanged therefor and any distributions made to such Securityholder of the proceeds from the sale thereof (including for computation purposes a deemed distribution of any underwriters spread or discount payable in connection with such sale) preserves such Securityholder’s aggregate proportionate right to distributions from the Partnership and PublicCo. For purposes of this computation, any distribution of the proceeds from the sale of shares (including for computation purposes a deemed distribution of any underwriters spread or discount payable in connection with such sale) shall be deemed a liquidating distribution under Section 4.2 of the Partnership Agreement.

(c) Exchange. If the General Partner causes PublicCo to offer to exchange shares of its common stock for Securities, such exchange shall be made based on each Securityholder’s proportionate rights to liquidating distributions under Section 4.2 of the Partnership Agreement. In the event of such an exchange offer, PublicCo will endeavor to offer an opportunity for any Securityholder that holds Securities through a United States corporation with no assets or liabilities other than such Securities to exchange shares of stock held by such Securityholder in such corporation (which exchange shall, at such investor’s election, to the extent possible, to be structured as a transaction qualifying as a reorganization under Section 368(a) of the Internal Revenue Code) in the event of any such exchange. Any such exchange right shall be exercised by a written notice of the Securityholder to the transfer agent of PublicCo stating that such Securityholder desires to exchange such Securities into a proportionate number of shares of the PublicCo common stock, and by instruments of transfer to the transfer agent, in form satisfactory thereto, duly executed by such Securityholder or such Securityholder’s duly authorized attorney. The number of shares of PublicCo common stock to be exchanged for a percentage of interests shall be subject to adjustment as provided in Section 5.3(d) hereof. Upon the date any such exchange is effected all rights of the Securityholder of the exchanged Securities shall cease, and the person or persons in whose name or names the shares of PublicCo are to be issued shall be treated for all purposes as having become the record holder or holders of such shares.

(d) Adjustments. In the event of a reclassification or other similar transaction as a result of which the shares of PublicCo common stock are converted into another security, then a Securityholder shall be entitled to receive upon exchange of the Securities the amount of such security that such Securityholder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the exchange of any Securities. Any exchange rights and indirect registration rights shall be adjusted proportionately if there is: (i) any subdivision, combination or distribution of the Securities that is not accompanied by an identical subdivision or combination of the PublicCo common stock; or (ii) any subdivision, combination or distribution of the PublicCo common stock that is not accompanied by an identical subdivision or combination of the Securities. In the event PublicCo (i) issues or otherwise distributes options, rights or warrants (other than to employees as compensation), (ii) merges or consolidates with or into another entity, (iii) sells or transfers or otherwise disposes of all or substantially all of its assets, or (iv) engages in any other, similar transaction affecting the PublicCo, common stock, the exchange and indirect registration rights described herein shall be appropriately adjusted.

(e) Expenses. All reasonable expenses of the parties hereto incurred in connection with a Public Liquidity Event shall be for the account of the Partnership except as contemplated by Schedule III attached hereto.

ARTICLE VI

TERMINATION

Section 6.1 Termination.

(a) Article V of this Agreement shall terminate and, except as otherwise expressly provided herein, shall be of no further force and effect and shall not be binding upon any party hereto upon the occurrence of a Qualified Public Offering (provided that if a Qualified Public Offering occurs with respect to only a portion of the Business as contemplated by the last sentence of Section 5.1(a), such provision shall be revised to apply only to the Securityholders’ interest in the portion of the Business that was not the subject of the Qualified Public Offering). This Agreement shall terminate (i) upon the dissolution, liquidation or winding up of the Partnership or PublicCo, (ii) upon the approval of such termination by each Securityholder, or (iii) following a Qualified Public Offering, as to each Securityholder and its Permitted Transferees, upon (and only upon) notice from the Partnership which may only be given if such Securityholder and its Permitted Transferees cease to hold a number of Securities (other than Securities that have been sold in a Public Transfer) at least equal to (x) in the case of each of Acquisition, Bodal and Coastal, 10% of the largest number of Securities held by such party and its Permitted Transferees from the date hereof to the date of such notice and (y) in the case of any other Securityholder, 15% of the largest number of Securities held by such Securityholder and its Permitted Transferees from the date hereof to the date of such notice. In any event, all provisions of this Agreement shall terminate on December 31, 2025.

(b) As to any particular Securityholder, this Agreement shall no longer be binding or of further force or effect as to such Securityholder, except as noted below or otherwise expressly provided herein, as of the date such Securityholder has Transferred all of such Securityholder’s Securities and the transferee(s) of such Securities, if required by this Agreement, shall have become a party hereto; provided however, that no such termination shall be effective if such Securityholder is in breach of this Agreement.

ARTICLE VII

BOARD COMPOSITION

Section 7.1 Coastal Board Rights.

(a) For so long as Coastal (together with its Affiliates and Permitted Transferees) is the direct holder of at least 150,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, the General Partner shall include on the Board two members nominated by Coastal, neither of whom is required to be an Independent Director, and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominees of Coastal to the Board. For so long as Coastal (together with its Affiliates and Permitted Transferees) is the direct holder of at least 75,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, the General Partner shall include on the Board one member nominated by Coastal, who is not required to be an Independent Director, and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominee of Coastal to the Board.

(b) In addition to Coastal’s right to nominate two members of the Board pursuant to Section 7.1(a), for so long as Coastal (together with its Affiliates and Permitted Transferees) is the direct holder of at least 257,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, the General Partner shall include on the Board one member nominated by Coastal, who shall be an Independent Director approved in accordance with Section 7.8 (a “Coastal Independent Director”), and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominee of Coastal to the Board.

(c) If any nominee of Coastal resigns or otherwise fails, declines or ceases to serve as a member of the Board, Coastal may nominate a replacement, subject to the provisions of Section 7.8. No person nominated hereunder may be a Competitor or a Foreign Person.

(d) The right to nominate members of the Board set forth in Section 7.1(a) shall be transferable as follows: (i) the right to nominate one member of the Board that is an Independent Director shall be transferable to a Transferee of not less than 60,000 of Coastal’s Partnership Units (adjusted to reflect splits or similar transactions), without regard to any Securities transferred by Coastal to such Transferee under clause (ii) or clause (iii) below, and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of at least 60,000 Partnership Units (adjusted to reflect splits or similar transactions), together with such additional Partnership Units, if any, as are required to qualify such Transferee to nominate members of the board under clause (ii) or clause (iii) below; (ii) the right to nominate two members of the Board that are Coastal Affiliated Directors shall be transferable to a Transferee of not less than 150,000 of Coastal’s Partnership Units (adjusted to reflect splits or similar transactions), without regard to any Partnership Units transferred by Coastal to such Transferee under clause (i) above, and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of at least 150,000 Partnership Units (adjusted to reflect splits or similar transactions), together with such additional Partnership Units, if any, as are required to qualify such Transferee to nominate an Independent Director under clause (i) above; and (iii) the right to nominate one member of the Board that is a Coastal Affiliated Director shall be transferable to a Transferee of not less than 75,000 of Coastal’s Partnership Units (adjusted to reflect splits or similar transactions), without regard to any Partnership Units transferred by Coastal to such Transferee under clause (i) above, and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of at least 75,000 Partnership Units (adjusted to reflect splits or similar transactions), together with such additional Partnership Units, if any, as are required to qualify such Transferee to nominate an Independent Director under clause (i) above; provided that any Transfer (other than to a Permitted Transferee or in Public Transfer) pursuant to clauses (i) through (iii) of this Section 7.1(d) shall be subject to the Right of First Offer set forth in Section 3.2. For the avoidance of doubt, the right to nominate one or more members of the Board pursuant to Section 7.1(a) or (b) may be transferable to a Transferee of the requisite number of Partnership Units in accordance with clauses (i) through (iii) of this Section 7.1(d), but in no event shall Coastal and its Transferees collectively have the right to designate more than three members of the Board pursuant to this Section 7.1.

Section 7.2 Acquisition Board Rights.

(a) For so long as Acquisition (together with its Affiliates and Permitted Transferees) is the direct holder of at least 106,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, each Securityholder agrees that the General Partner shall include on the Board two members nominated by Acquisition, each of which shall be an Independent Director approved in accordance with Section 7.8, and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominees of Acquisition to the Board. For so long as Acquisition (together with its Affiliates and Permitted Transferees) is the direct holder of at least 46,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, each Securityholder agrees that the General Partner shall include on the Board one member nominated by Acquisition, who shall be an Independent Director approved in accordance with Section 7.8, and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it or him so as to elect such nominee of Acquisition to the Board.

(b) If any such nominee of Acquisition resigns or otherwise fails, declines or ceases to serve as a member of the Board, Acquisition may nominate a replacement thereof, subject to the provisions of Section 7.8. No Person nominated hereunder may be a Competitor or a Foreign Person.

(c) The right to nominate Independent Directors set forth in Section 7.2(a) shall be transferable as follows: (i) the right to nominate one Independent Director shall be transferable to a Transferee of Acquisition’s securities representing in the aggregate not less than 60,000 Partnership Units (adjusted to reflect splits or similar transactions) and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of at least 60,000 Partnership Units (adjusted to reflect splits or similar transactions); and (ii) the right to nominate two Independent Directors shall be transferable to a Transferee of Acquisition’s securities representing in the aggregate not less than 120,000 Partnership Units (adjusted to reflect splits or similar transactions) and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of least 120,000 Partnership Units (adjusted to reflect splits or similar transactions); provided that any Transfer (other than to a Permitted Transferee or in Public Transfer) pursuant to clause (i) or (ii) of this Section 7.2(c) shall be subject to the Right of First Offer set forth in Section 3.2. For the avoidance of doubt, the right to nominate one or more Independent Directors pursuant to Section 7.2(a) may be transferable to a Transferee of the requisite number of securities in accordance with clauses (i) and (ii) of this Section 7.2(c), but in no event shall Acquisition and its Transferees collectively have the right to designate more than two Independent Directors pursuant to this Section 7.2.

Section 7.3 Management Securityholders’ Board Rights.

(a) For so long as the Management Securityholders (together with their respective Permitted Transferees) hold directly at least 150,000 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, the General Partner shall include on the Board one member nominated by a majority in interest of the Management Securityholders and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominee of the Management Securityholders to the Board.

If any such nominee of the Management Securityholders resigns or otherwise fails, declines or ceases to serve, the Management Securityholders may nominate a replacement thereof. No person nominated hereunder may be a Competitor or a Foreign Person.

(b) The right to nominate a member of the Board set forth in Section 7.3(a) shall be transferable to a Transferee of not less than 150,000 of the Management Securityholders’ Partnership Units (adjusted to reflect splits or similar transactions) and shall be exercisable by such Transferee only for so long as such Transferee is the direct holder of at least 150,000 Partnership Units (adjusted to reflect splits or similar transactions); provided that any Transfer (other than to a Permitted Transferee or in Public Transfer) pursuant to this Section 7.3(c) shall be subject to the Right of First Offer set forth in Section 3.2. For the avoidance of doubt, the right to nominate a member of the Board pursuant to Section 7.3(a) may be transferable to a Transferee of the requisite aggregate number of Partnership Units in accordance with this Section 7.3(c), but in no event shall the Management Securityholders and their Transferees collectively have the right to designate more than one member of the Board pursuant to this Section 7.3.

Section 7.4 Bodal Board Rights.

(a) For so long as Bodal (together with his Permitted Transferees) directly holds at least 27,200 Partnership Units (adjusted to reflect splits or similar transactions), then (i) for so long as the Partnership is organized as a limited partnership, the General Partner shall include on the Board one member nominated by Bodal and (ii) if at any time the Securityholders have the right to elect members of the Board, each Securityholder agrees that it shall vote all of the Partnership Units owned by it so as to elect such nominee of Bodal to the Board.

(b) If any such nominee of Bodal resigns or otherwise fails, declines or ceases to serve, Bodal may nominate a replacement thereof. No person nominated hereunder may be a Competitor or a Foreign Person.

(c) The right to nominate a member of the Board set forth in Section 7.4(a) shall be transferable to a Transferee of not less than 75,000 of Bodal’s Partnership Units (adjusted to reflect splits or similar transactions) and shall be exercisable by such Transferee only for so long as such Transferee directly holds at least 75,000 Partnership Units (adjusted to reflect splits or similar transactions); provided that any Transfer (other than to a Permitted Transferee or in Public Transfer) pursuant to this Section 7.4(c) shall be subject to the Right of First Offer set forth in Section 3.2. For the avoidance of doubt, the right to nominate a member of the Board pursuant to Section 7.4(a) may be transferable to a Transferee of the requisite number of Partnership Units in accordance with this Section 7.4(c), but in no event shall Bodal and his Transferees collectively have the right to designate more than one member of the Board pursuant to this Section 7.4.

Section 7.5 Board Composition Following Public Liquidity Event.

Upon a Public Liquidity Event, the initial members of the board of directors of PublicCo shall include the members of the Board immediately prior to such Public Liquidity Event.

Section 7.6 Number of Board Members; Classification.

(a) The Board shall consist of seven members, at least three of which shall be Independent Directors elected in accordance with Section 7.8, and no more than a minority of the number of directors necessary to constitute a quorum of the Board may be non-U.S. citizens. In the event that any Securityholder or group of Securityholders entitled to nominate one or more members of the Board hereunder ceases to qualify so to nominate one or more of such members, then, unless the right to nominate such member or members has been transferred in accordance with this Article VII, the Securityholders, voting as a class in proportion to the Partnership Units they hold, shall be entitled to nominate one or more directors to fill the Board seat or seats formerly filled by such nominees of such Securityholder or group of Securityholders. The initial members of the Board (the “Initial Directors”) are set forth in Exhibit A attached hereto and have been nominated as set forth therein.

(b) The members of the Board shall be divided into three classes. Membership in such classes shall be as nearly equal in number as possible. The classification of the Initial Directors shall be as set forth in Exhibit A attached hereto, and the respective terms of service of the Initial Directors shall expire at the annual election of directors by the General Partner or the Securityholders, as the case may be, in the respective calendar years specified for each class of Initial Directors in Exhibit A attached hereto, or thereafter when their respective successors have been elected and have qualified, in each case subject to prior death, resignation, retirement, disqualification or removal from office in accordance with this Agreement. At each succeeding annual election of directors of each class by the General Partner or the Securityholders, as the case may be, the directors elected to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the General Partner or the Securityholders, as the case may be, or thereafter when their respective successors have been elected and have qualified.

Section 7.7 Resignation and Removal.

(a) Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the chief executive officer or the secretary of the General Partner. Unless otherwise specified therein, such resignation shall take effect upon delivery. A replacement to fill a vacancy in the Board created by the resignation of an Affiliated Director shall be nominated by the party that nominated such Affiliated Director or by such party’s Transferee. The process for electing a replacement to fill a vacancy in the Board created by the resignation of an Independent Director shall be governed by the provisions of Section 7.8. Any replacement director of any class elected to fill a vacancy resulting from resignation of a director of such class shall hold office for a term that shall coincide with the remaining term of that class.

(b) Any Affiliated Director may be removed from office with or without cause at any time by the party that nominated such Affiliated Director, and a replacement to fill the vacancy in the Board created by the removal of such Affiliated Director shall be nominated by the party that nominated such Affiliated Director or by such party’s Transferee. No Independent Director may be removed from office other than for Cause; provided, however, that failure to continue to meet the independent requirements set forth in the definition of “Independent Director” in Section 1.1 shall be deemed to establish Cause for removal. The process for electing a replacement to fill a vacancy in the Board created by the removal of an Independent Director shall be governed by the provisions of Section 7.8.

Section 7.8 Independent Directors.

(a) In the event that any Initial Director who is an Independent Director (an “Initial Independent Director”) declines or is otherwise unable to serve prior to beginning service, a replacement to fill a vacancy in the Board created by the resignation of an Independent Director shall be nominated by the party that nominated such Independent Director or by such party’s Transferee; provided, however, that in either case such nomination shall be acceptable to Coastal or Acquisition, as applicable, it being understood that in approving any replacement Initial Independent Director candidate nominated by the other party, each of Coastal and Acquisition may exercise its sole discretion and need not provide explanations if it elects not to approve a candidate nominated by the other party.

(b) Upon death, disability, removal, resignation or expiration of the term of service of any Independent Director, the party that nominated such Independent Director or such party’s Transferee shall have the right, in such party’s sole discretion, (i) in the event of expiration of the term of service of such Independent Director, to nominate the individual whose term of service is expiring to be reelected as a member of the Board for the succeeding three-year term or (ii) to nominate a new candidate satisfying the Independent Director requirements set forth in the definition of “Independent Director” in Section 1.1.

(c) In the event an Independent Director is nominated to be reelected as an Independent Director pursuant to clause (i) of Section 7.8(b), then the General Partner or the Securityholders, as applicable, shall cause such individual to be elected as a member of the Board as set forth in Sections 7.1 through 7.4.

(d) Prior to nominating a new candidate to be elected as member of the Board pursuant to clause (ii) of Section 7.8(b), Coastal and Acquisition shall disclose to the other party the names of any the proposed nominee and discuss the qualifications of such nominee. The nominating party shall give a written notice of such nomination (which notice shall include a description, in reasonable detail, of such candidate’s identity and background) (a “Nomination Notice”) to the other party and the General Partner. Unless the other party objects to the nominated candidate within ten (10) days of receiving the Nomination Notice with respect to such candidate’s nomination (the “Objection Period”), such candidate shall be submitted for election and the General Partner or the Securityholders, as applicable, shall cause such individual to be elected as a member of the Board as set forth in Sections 7.1 through 7.4.

(e) If the other party objects to the nominated candidate within the Objection Period, the nominating party shall submit two candidates (one of whom may be the candidate to whom the other party has objected) each of whom satisfies the Independent Director requirements set forth in the definition of “Independent Director” in Section 1.1, to a special committee (the “Special Committee”) consisting of the other two Independent Directors and one of the Affiliated Directors designated by the non-nominating party. If there are two Independent Director vacancies in the Board created by the death, removal, resignation or expiration of the term of service of any Independent Director, the Special Committee shall consist of the remaining Independent Director, one Affiliated Director appointed by the nominating party and one Affiliated Director appointed by the non-nominating party. If all seats on the Board reserved for Independent Directors are vacant, the Special Committee shall consist of one Affiliated Director appointed by the nominating party and two Affiliated Directors appointed by the non-nominating party. The position of an Independent Director whose term is expiring and who is not being proposed for reelection shall be considered a vacancy, and such Independent Director shall not participate on the Special Committee unless the non-nominating party consents to such participation. The Special Committee shall have the right to interview, perform background checks and request other reasonable information (comparable to information required to be provided by directors of public corporations) from both candidates. Within twenty (20) business days from the date the nominating party submits the two candidates to the Special Committee, the Special Committee shall approve one of the two candidates for election to the Board. If the Special Committee fails, within such twenty (20) business day period, to approve one of the two candidates for election to the Board (other than due to a lack of cooperation by the candidates or the nominating party), then the nominating party may select the candidate to be elected in its sole discretion. Upon such approval of one of the candidates by the Special Committee or upon such selection of one of the candidates by the nominating party in the event of the Special Committee’s failure to approve either candidate, as the case may be, the General Partner or the Securityholders, as applicable, shall cause such individual to be elected as a member of the Board as set forth in Sections 7.1 through 7.4.

Section 7.9 Election by General Partner.

Subject to the provisions of Section 7.8, whenever the General Partner has agreed hereunder to include on the Board particular Persons or nominees, Acquisition and Coastal shall, and shall cause their respective Affiliates to, vote their shares of the General Partner so as to elect such Persons or nominees to the Board.

Section 7.10 Committees.

(a) The Board shall have an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Finance Committee (the “Finance Committee” and, together with the Audit Committee and the Compensation Committee, the “Board Committees”). The Board Committees shall initially be composed of the Board members identified on Exhibit A attached hereto. Thereafter, the composition of the Board Committees shall be as follows:

(i) the Audit Committee shall consist of at least three members, one of whom shall be a Coastal Affiliated Director and two of whom shall be Independent Directors appointed by a majority of the Independent Directors;

(ii) the Compensation Committee shall consist of at least two members, one of whom shall be a Coastal Affiliated Director and one of whom shall be an Independent Director appointed by a majority of the Independent Directors; provided that the chief executive officer of the Partnership shall be an ex-officio, non-voting member of the Compensation Committee but shall not participate in the deliberations of the Compensation Committee relating to his compensation and benefits; and

(iii) the Finance Committee shall consist of at least three members, one of whom shall be a Management Affiliated Director, one of whom shall be a Coastal Affiliated Director and one of whom shall be an Independent Director appointed by a majority of the Independent Directors.

(b) Each of the Board Committees shall have the authority to recommend action to the full Board within such Board Committee’s area of responsibility, but shall not have the authority to take final action binding upon the Partnership except as may be specifically agreed upon by Coastal and Acquisition from time to time, or as may be required by applicable laws or regulations or by the listing requirements of any securities exchange on which any of the Securities may be listed from time to time.

ARTICLE VIII

OTHER MATTERS

Section 8.1 Confidential Information.

The Board shall take appropriate steps to ensure that any confidential information in the possession of the Partnership or the Board shall be used only for Partnership purposes and not for any other purpose. Such steps may include without limitation the establishment of Board procedures designed to prevent access by any Competitor or its representatives to any such confidential information.

Section 8.2 Fisheries and Vessel Documentation Matters.

(a) In General. Each Securityholder recognizes and acknowledges that the Business and the Partnership are subject to complex regulatory provisions relating to fisheries management, vessel documentation and ownership and other maritime matters. The Partnership is required to satisfy certain foreign ownership requirements that require the provision of detailed information and may require, including in response to changing circumstances thereafter, alterations in the Partnership’s capital structure and/or ownership. Each Securityholder agrees, at the request of the General Partner, promptly to furnish to the General Partner such information as to such Securityholder’s citizenship, domicile or residence, management, ownership, and capital structure (and, to the extent it is reasonably able to obtain it, such information as to the citizenship, domicile or residence, management, ownership and capital structure of each Person that holds, directly or indirectly, an equity interest in or other right to control such Securityholder) as the General Partner shall request in order to comply, or to evaluate the Partnership’s compliance, with such regulatory requirements.

(b) Automatic Redemption. To provide a mechanism for automatically reducing the Foreign Ownership Percentage of the Partnership, each Securityholder agrees that if at any time after the date hereof the Foreign Ownership Percentage of the Partnership shall exceed the Safe Harbor Percentage, there shall automatically be redeemed (retroactively as the date such percentage shall have been exceeded) and exchanged for Redemption Securities a number of Securities held by Remedial Conversion Holders sufficient to cause the Foreign Ownership Percentage of the Partnership as at the pertinent date not to exceed the Safe Harbor Percentage. The principal amount of the notes included in the Redemption Securities issued in exchange for such Securities shall be the Fair Market Value thereof; provided, however, that if the recipients of 25% or more of the Redemption Securities issued as of any date object to the Board’s determination thereof, the fair market value shall be redetermined by an investment banking or appraisal firm selected in good faith by the Board and the principal amount of Redemption Securities shall be adjusted if and to the extent that such firm’s determination differs from the determination of the Board. Such redemption shall be apportioned among the Remedial Conversion Holders in proportion to their respective holdings of Partnership Units or other Securities that are taken into account in determining the Partnership’s Foreign Ownership Percentage. No Remedial Conversion Holder and no other Securityholder shall have any right to oppose, retard, object to or otherwise inhibit such redemption, which shall be automatic and irrevocable.

(c) “Excessive Shares” Restriction. Each Securityholder agrees that if at any time it or its Affiliates holds an interest in any Person, vessel, processing facility or other assets as a result of which any limitation or restriction is imposed (or but for this provision would be imposed) on the quantity of any fish or shellfish which may be harvested or processed by the Partnership or its Subsidiaries and their successors and assigns under applicable provisions of the American Fisheries Act and any regulations thereunder or relevant thereto, there shall automatically be redeemed (retroactively as of the date such limitation or restriction would have been applicable) and exchanged for Redemption Securities solely of the type described by clause (i) of the definition thereof a number of Securities held by such Securityholder sufficient to cause such limitation or restriction not to be applicable or further applicable. The principal amount of the notes constituting the Redemption Securities issued in exchange for such Securities shall be the Fair Market Value thereof. No affected Securityholder shall have any right to oppose, retard, object to or otherwise inhibit such redemption, which shall be automatic and irrevocable.

Section 8.3 Remedies. The Partnership and the Securityholders acknowledge and agree that in the event of any breach of this Agreement by any one of them, the Partnership the relevant Securityholder or Securityholders, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. The Partnership and the Securityholders accordingly agree (a) to waive the defense in any action for specific performance that a remedy at law would be adequate and (b) that the Partnership and the Securityholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 8.4 Rights and Obligations of Transferees; New Issuances.

(a) Upon Transfer of any Securities by any Securityholder to a Permitted Transferee, such Permitted Transferee shall (i) execute and deliver to the Partnership an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Partnership and (ii) have all of the rights and be bound by all of the obligations hereunder of a Blocker Corporation, Additional Securityholder or Management Securityholder, as the case may be.

(b) Upon Transfer of any Securities by Acquisition or Coastal, as the case may be, to a Permitted Transferee, such Permitted Transferee shall (i) execute and deliver to the Partnership an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Partnership and (ii) have all of the rights and be bound by all of the obligations hereunder of Acquisition or Coastal, as the case may be.

(c) Any Transferee (other than a Permitted Transferee) of any Blocker Corporation, Additional Securityholder or Management Securityholder, as the case may be, shall (i) execute and deliver to the Partnership an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Partnership and (ii) have all of the rights and be bound by all of the obligations hereunder of an Additional Securityholder or Management Securityholder, as the case may be, except that (A) no such Transferee shall have any right to designate members of the Board pursuant to Section 7.3 (except to the extent specifically so stated in the instrument of Transfer in conformity with Section 7.3(c) or Section 7.4(c)) and (B) no such Transferee of Securities pursuant to a Transfer under Section 3.1(a) shall have any rights under Section 3.1(a).

(d) Any Transferee (other than a Permitted Transferee) of Acquisition or Coastal, as the case may be, shall (i) execute and deliver to the Partnership an agreement to be bound by this Agreement reasonably satisfactory to the Partnership and (ii) be bound by all of the obligations of Acquisition or Coastal, as the case may be, hereunder and have only those rights of Acquisition or Coastal, as the case may be, hereunder as Acquisition or Coastal, as the case may be, shall determine in its sole discretion, except that (A) no such Transferee shall have any right to designate members of the Board pursuant to Section 7.1 or Section 7.2, as applicable (except to the extent specifically so stated in the instrument of Transfer in conformity with Section 7.1(d) or Section 7.2(c), as applicable) and (B) no such Transferee shall have any obligation under Section 3.1(a).

(e) Notwithstanding anything to the contrary contained herein, a Transferee in a Public Transfer shall not have any rights or obligations under this Agreement with respect to the Securities Transferred.

(f) In the event Securities are issued by the Partnership to a Securityholder at any time during the term of this Agreement, such Securities shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement as Securities hereunder. In the event Securities are issued by the Partnership to Subsequent Additional Securityholders, such Subsequent Additional Securityholders shall be required to execute an agreement to be bound by this Agreement as Additional Securityholders. In the event Securities are issued by the Partnership to Additional Management Securityholders, such Additional Management Securityholders shall be required to execute an agreement to be bound by this Agreement as a Management Securityholder. In the event Securities are issued by the Partnership to other parties, such parties shall be required to execute an agreement to be bound by this Agreement and shall receive the rights hereunder deemed appropriate by the Partnership.

Section 8.5 Spousal Consent. Each Securityholder who is married as of the date hereof represents and warrants that he or she has delivered to the Partnership a separate consent and agreement executed by his or her spouse in a form reasonably acceptable to the Partnership (a “Spousal Consent”). Additionally, to the extent not previously delivered and if requested by the Partnership, each Securityholder who is an individual shall cause his or her spouse, as applicable, to execute and deliver a Spousal Consent. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a securityholder of the Partnership or a party to this Agreement except as may otherwise be set forth in such consent. Each Securityholder who is an individual will certify his or her marital status to the Partnership at the Partnership’s request.

Section 8.6 Successors and Assigns. Subject to Section 7.5, this Agreement, and all obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.7 No Waivers; Amendments.

(a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b) This Agreement may be amended or modified only by a writing signed by each of (i) the Partnership, (ii) Acquisition, (iii) Coastal, (iv) Additional Securityholders holding at least 50% of the aggregate number of Securities held by all Additional Securityholders, and (v) Management Securityholders holding at least 50% of the Securities then held by all Management Securityholders on a fully diluted basis; provided that no amendment that materially and adversely affects a particular Securityholder without similarly affecting similarly situated Securityholders may be made without the consent of such Securityholder.

(c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

Section 8.8 Certain Consents; Major Transactions.

(a) Each of Acquisition and Coastal and their respective Affiliates agree not to cause or permit the Partnership to take any of the following actions without the affirmative consent of holders of two-thirds of the Securities issued and outstanding at the relevant time:

(i) the adoption of any plan or program providing for the issuance or grant of any Securities or any securities of any subsidiary of the Partnership, or providing for the issuance or grant of any option or warrant to purchase any securities of any subsidiary of the Partnership, to a member of management of the Partnership or any subsidiary of the Partnership who at the time of such issuance or grant is serving or has served, subsequent to the date of this Agreement, as a Senior Officers of the Partnership, Holdings, Consolidated, ASG Consolidated, Group or any of their principal business units or Affiliates, or the adoption of any other executive or incentive compensation plan or program in which any such Person is eligible to participate;

(ii) the issuance of any Securities or any securities of any subsidiary of the Partnership, or of any option or warrant to purchase any securities of any subsidiary of the Partnership, to a member of management of the Partnership or of any subsidiary of the Partnership who at the time of such issuance or grant is serving or has served, subsequent to the date of this Agreement, as a Senior Officer of the Partnership, Holdings, Consolidated, ASG Consolidated, Group or any of their principal business units of Affiliates, or the material modification of the terms of any prior issuance of Securities or securities of any subsidiary of the Partnership or of any such options or warrants to any such Person, in either case other than pursuant to a plan or program approved as provided in clause (i) of this Section 8.8(a) and administered by the Compensation Committee;

(iii) the making, material modification of the terms or forgiveness of any loan, guarantee or similar extension of credit by the Partnership or any of its subsidiaries to any member of management of the Partnership or of any subsidiary of the Partnership who at the time of such issuance or grant is serving or has served, subsequent to the date of this Agreement, as a Senior Officer of the Partnership, AS Holdings, Consolidated, ASG Consolidated, Group or any of their principal business units of Affiliates, in an amount in excess of $100,000; provided that any such loan, guarantee or similar extension of credit to any such Person in amount below $100,000 shall be subject to approval by the Compensation Committee (it being understood that such approval may be deemed to have been granted pursuant to a compensation plan, program or policy previously recommended by the Compensation Committee and approved by the Board or by the Compensation Committee pursuant to authority delegated to the Compensation Committee by the Board); and

(iv) the filing with the Commission of any Registration Statement or the consummation of any Public Liquidity Event.

(b) The General Partner shall notify the Finance Committee prior to making any capital expenditures, acquisitions or dispositions of Partnership assets in excess of $1,000,000. The General Partner shall notify and actively engage the Finance Committee as soon as practicable after the Partnership begins to actively pursue plans to make any material capital expenditure, acquisition or disposition, or a series or combination of related capital expenditures, acquisitions, or dispositions, or to enter into any material credit facility or other material transaction. For purposes of the foregoing sentence, a “material” transaction shall mean any transaction with a level of materiality that would reasonably be expected to require the filing of a Form 8-K under the Exchange Act with the Commission. If the amount of such capital expenditure, acquisition, disposition, or a series or combination of related capital expenditures, acquisitions or dispositions, is reasonably likely to be in excess of $30,000,000, or if the amount of such credit facility, or a series or combination of related credit facilities, is reasonably likely to be in excess of $100,000,000, such transaction may not be consummated unless it is recommended by a majority of the Finance Committee and authorized and approved by a majority of the full Board, including the affirmative vote of all of the Independent Directors.

Section 8.9 Voting of Blocker Shares.

Whenever any matter is to be voted on by the holders of Securities, Securities held by the Blocker Corporations shall be so voted as directed by the holders of Blocker Shares in proportion to their holdings of such shares.

Section 8.10 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

(1)	if to the Partnership:

American Seafoods, L.P.

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Attn: Matthew D. Latimer, Esq.

Facsimile: (206) 374-1516

with a copy to:

Heller Ehrman LLP

701 Fifth Avenue

Suite 6100

Seattle, Washington 98104

Attn: Bruce M. Pym, Esq.

Facsimile: (206) 447-0849

(2)	if to Coastal:

Coastal Villages Pollock LLC

711 H Street, Suite 200

Anchorage, Alaska 99501

Attention: Mr. Morgen Crow

Facsimile: (907) 278-5150

with a copy to:

Preston Gates & Ellis LLP

925 Fourth Avenue

Suite 2900

Seattle, Washington 98104

Attn: Richard B. Dodd, Esq.

Facsimile: (206) 370-6084

(3)	if to any Management Securityholder:

The addresses set forth on Schedule II attached hereto

(4)	if to a Blocker Corporation:

Coastal Villages Pollock LLC

711 H Street, Suite 200

Anchorage, Alaska 99501

Attention: Mr. Morgen Crow

Facsimile: (907) 278-5150

and, in the case of CP3 Tax-Exempt, Inc.:

Bernt O. Bodal

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Facsimile: (206) 374-1516

(5)	if to Acquisition:

ASLP Acquisition LLC

c/o Bernt O. Bodal

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Facsimile: (206) 374-1516

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Jeffrey J. Rosen, Esq.

Facsimile: (212) 909-6836

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 8.10.

Section 8.11 Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by any Securityholder at the principal offices of the Partnership.

Section 8.12 Governing Law; Submission to Jurisdiction. This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or in connection with or in respect of this Agreement, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the County of New York (and of the appropriate appellate courts) with respect to any action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or any of the transactions contemplated hereby, and each of the parties hereby waives any defense of forum non conveniens and any objection to venue laid therein and agrees to be bound by any judgment rendered thereby arising under, out of, in respect of or in connection with this Agreement. Each party further irrevocably accepts for itself and its properties, generally and unconditionally, service of process pursuant to the laws of the State of New York and the rules of its courts, and designates and appoints the individuals identified in or pursuant to Section 8.10 hereof to receive notices on its behalf. A copy of any such process so served shall be mailed by registered mail to the designated agent of each party at its address provided in Section 8.10; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 8.10. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring any action or proceeding against the other party in any other jurisdiction, except to the extent expressly otherwise provided in this Section.

Section 8.13 Confidentiality. Except as required by applicable law, rules or regulations of any jurisdiction having proper jurisdiction over the parties hereto or as requested by the U.S. Securities and Exchange Commission, Internal Revenue Service, any other regulatory body or any court of competent jurisdiction, this Agreement and other agreements relating to the transactions described in the recitals hereto are confidential and may not be disclosed to any third party, except with respect to the officers, employees and service providers to a party to this Agreement and other agreements relating to the transactions described in the recitals hereto who need to know such information in the ordinary course of performing their duties, provided that such officers, employees and service providers are subject to confidentiality obligations at least as restrictive as those imposed by this Agreement.

Section 8.14 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 8.15 Entire Agreement. This Agreement and the other agreements relating to the transactions described in the recitals hereto (including, without limitation, the Partnership Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies hereunder.

Section 8.16 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 8.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

Section 8.18 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.19 Further Assurances. After the date hereof, each party hereto shall take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed effective as of the date and year first above written.

General Partner:

ASC MANAGEMENT, INC.

By:
Name:
Title:

Address for Notices:

c/o ASLP Acquisition LLC
2025 First Avenue
Market Place Tower
Suite 900
Seattle, Washington 98121
Attention: Bernt O. Bodal

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey J. Rosen, Esq.

and

c/o Coastal Villages Pollock LLC
711 H Street
Suite 200
Anchorage, Alaska 99501
Attention: Morgen Crow
with a copy to:

Preston Gates & Ellis LLP
925 Fourth Avenue
Suite 2900
Seattle, Washington 98104
Attention: Richard B. Dodd, Esq.

Limited Partners:

COASTAL VILLAGES POLLOCK LLC

By:
Name:
Title:

Address for Notices:

Coastal Villages Pollock LLC
711 H Street
Suite 200
Anchorage, Alaska 99501
Attn: Mr. Morgen Crow, Executive Director

with a copy to:

Preston Gates & Ellis LLP
925 Fourth Avenue
Suite 2900
Seattle, Washington 98104
Attention: Richard B. Dodd, Esq.

ASLP ACQUISITION LLC

By:
Name:
Title:

Address for Notices:

ASLP Acquisition LLC
2025 First Avenue
Market Place Tower
Suite 900
Seattle, Washington 98121
Attention: Bernt O. Bodal

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey J. Rosen, Esq.

CP3 TAX-EXEMPT HOLDINGS CORP.

By:
Name:
Title:

Address for Notices:

Bernt O. Bodal c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey J. Rosen, Esq. and

Coastal Villages Pollock LLC
711 H Street
Suite 200
Anchorage, Alaska 99501
Attention: Morgen Crow

with a copy to:

Preston Gates & Ellis LLP
925 Fourth Avenue
Suite 2900
Seattle, Washington 98104
Attention: Richard B. Dodd, Esq.

ASC OFFSHORE HOLDINGS CORP.

By:
Name:
Title:

Address for Notices:

c/o Coastal Villages Pollock LLC
711 H Street
Suite 200
Anchorage, Alaska 99501
Attention: Morgen Crow

with a copy to:

Preston Gates & Ellis LLP
925 Fourth Avenue
Suite 2900
Seattle, Washington 98104
Attention: Richard B. Dodd, Esq.

CENTRAL BERING SEA FISHERMEN’S ASSOCIATION

By:
Name:
Title:

Address for Notices:

P.O. Box 288
Saint Paul Island, Alaska 99660
Attention: Phillip Lestenkof

and

44539 Sterling Highway
Suite 205C
Soldotna, Alaska 99669
Attention: Jonathan Thorpe

with a copy to:

Davis Wright Tremaine, LLP
1501 4th Avenue
Suite 2600
Seattle, Washington 98101
Attention: Joe Weinstein, Esq.

BERNT O. BODAL

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey J. Rosen, Esq.

JEFFREY W. DAVIS

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

MICHAEL J. HYDE

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

BRADLEY D. BODENMAN

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

INGE W. ANDREASSEN

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

DARIUSH KHALIGHI

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

MATTHEW D. LATIMER

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

WILLIAM R. STOKES

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

GLENN JUNYA SUMIDA

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

RASMUS SOERENSEN

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

ROGER MJELTEVIK

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

RICK THURMAN MUIR

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

GEORGE J. UYENO

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

HENRIK KRAGH

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

PER K. BRAUTASET

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

STEPHEN P. JOHNSTON

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

JENS EYSTEINSSON

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

LINDA I. STRONG

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

RICHARD F. DRAVES

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

AMY HUMPHREYS

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

JOHN CUMMINGS

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

ROBERT MYATT

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

RANDY RHODES

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

TAMMY FRENCH

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

MARGARET MALKOSKI

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

KATE SILVA

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

ROBERT COLLINS

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

DONNIE WEDGEWORTH

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

TOM BASTONI

Address for Notices:

c/o American Seafoods, L.P.
Market Place Tower
2025 First Avenue
Suite 900
Seattle, Washington 98121

SCHEDULE I

ADDITIONAL SECURITYHOLDERS

1.	Central Bering Sea Fishermen’s Association

Address for Notices:

P.O. Box 288

Saint Paul Island, Alaska 99660

Facsimile: (907) 546-2450

2.	Jeffrey W. Davis

Address for Notices:

c/o American Seafoods, L.P.

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Facsimile: (206) 374-1516

3.	Michael J. Hyde

Address for Notices:

c/o American Seafoods, L.P.

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Facsimile: (206) 374-1516

Schedule I-1

SCHEDULE II

INITIAL MANAGEMENT SECURITYHOLDERS

1.	Bernt O. Bodal	16.	Jens Eysteinsson

2.	William R. Stokes	17.	Linda I. Strong

3.	Inge W. Andreassen	18.	Richard F. Draves

4.	Bradley D. Bodenman	19.	Margaret Malkoski

5.	Matthew D. Latimer	20.	Amy Humphreys

6.	Dariush Khalighi	21.	John Cummings

7.	Roger Mjeltevik	22.	Robert Myatt

8.	Tammy French	23.	Rasmus Soerensen

9.	Rick Thurman Muir	24.	Randy Rhodes

10.	George J. Uyeno	25.	Michael Luiz

11.	Henrik Kragh	26.	Kate Silva

12.	Per K. Brautaset	27.	Robert Collins

13.	Frank A. Vargas	28.	Donnie Wedgeworth

14.	Stephen P. Johnston	29.	Tom Bastoni

15.	Glenn J. Sumida

Unless otherwise specified, the address for notices to be given to each of the Initial Management Securityholders listed on this Schedule II shall be as follows:

c/o American Seafoods, L.P.

Market Place Tower

2025 First Avenue, Suite 900

Seattle, Washington 98121

Facsimile: (206) 374-1516

Schedule II-1

SCHEDULE III

REGISTRATION RIGHTS

The following registration rights provisions shall be applicable in any of the circumstances in which they are referenced in Article V of the Securityholders Agreement. In consequence, they may apply to or provide rights to a registration of shares of PublicCo (i) by or for the account of a Securityholder who owns shares of PublicCo, (ii) or for the account of a Securityholder who has the right to receive shares of PublicCo on exchange of its Securities, (iii) by the Partnership for the account of a Securityholder to whom shares of PublicCo held by the Partnership are allocable and/or (iv) by PublicCo for the account of a Securityholder to whom the shares of PublicCo to be sold are allocable. The terms hereof are to be interpreted in a manner that provides consistent rights to public liquidity whichever of the foregoing circumstances is applicable. Accordingly, in appropriate circumstances direct or indirect references to Registrable Securities “held” by a Securityholder shall be deemed to refer to Registrable Securities allocable to such Securityholder.

Section 1. Definitions.

Section 1.1 Capitalized terms used herein without definition have the meanings assigned to such terms in the Second Amended and Restated Securityholders Agreement dated as of February 27, 2006 (the “Securityholders Agreement”) among American Seafoods, L.P., a Delaware limited partnership, ASC Management, Inc., a Delaware corporation, ASLP Acquisition LLC, a Delaware limited liability company, Coastal Villages Pollock LLC, an Alaska limited liability company, the entities and individuals listed on Schedules I and II annexed thereto, of which this Schedule III is a part, and such other Securityholders that may from time to time be party thereto. As used in this Schedule III, the following terms shall have the following meanings:

“Demand Registration” has the meaning set forth in Section 2.1.

“Demand Request” has the meaning set forth in Section 2.1.

“Excess Amount” means the number of Registrable Securities requested by all holders to be sold pursuant to Section 2.1 or Section 2.2 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Initiating Holders in the case of a Demand Registration or to PublicCo in the case of a Piggyback Registration.

“Initial Public Offering” has the meaning set forth in Section 2.1.

“Initiating Holder” means (i) ASLP Acquisition until such time as they shall have requested and there shall have been prosecuted to effectiveness at their request four Demand Registrations, and (ii) Coastal until such time as it shall have requested and there shall have been prosecuted to effectiveness at its request three Demand Registrations.

“Prospectus” means any Prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

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“Piggy-Back Registration” has the meaning set forth in Section 2.2.

“PublicCo Common Stock” means shares of common stock of PublicCo.

“Registrable Securities” means any shares of PublicCo Common Stock (i) held by Securityholders, (ii) which Securityholders have a current right to receive, (iii) held by the Partnership for the account of Securityholders, or (iv) issuable by PublicCo and allocable to the Partnership Units or other Securities of Securityholders or; provided, however, that shares of PublicCo Common Stock shall cease to be Registrable Securities upon any sale thereof pursuant to an effective Registration Statement or under Rule 144, and provided, further, that shares of PublicCo Common Stock described in clauses (i) or (ii) above shall cease to be Registrable Securities at such time as those shares become eligible for sale under Rule 144(k) or for so long as such shares may be offered or sold pursuant to Rule 144 in any 90-day period.

“Registration Statement” means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Schedule III.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any, similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission or its successors.

“Securities Act” means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in connection with which securities of PublicCo are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

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Section 2. Demand and Piggy-Back Registrations.

Section 2.1 Demand Registrations.

(a) At any time and from time to time on or after the date which is six months following the closing of the first registered public offering of PublicCo (the “Initial Public Offering”), an Initiating Holder may make a written request to PublicCo (a “Demand Request”) for registration under the Securities Act of all or part of the Registrable Securities held by such Initiating Holder and its Affiliates and Permitted Transferees (a “Demand Registration”); provided that the Registrable Securities requested to be registered, together with any Registrable Securities requested to be registered pursuant to Section 2.2 of this Schedule III, shall, on the date such request for a Demand Registration is delivered, have an aggregate market value of $20,000,000 (before calculation of underwriting discounts and commissions). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

(b) Within 10 days after receipt of each Demand Request, PublicCo shall give written notice of such Demand Request to all Securityholders and each of PublicCo and the Partnership (if applicable) shall use its reasonable best efforts to cause a Registration Statement on Form S-3 under the Securities Act (or any comparable or successor form permitting resale of securities on a continuous or delayed basis pursuant to Rule 415), or, if PublicCo is ineligible to use Form S-3, on another appropriate form, for the resale of such Registrable Securities as may be requested by the Initiating Holder and its Affiliates and any Persons exercising piggy-back rights under Section 2.2 to be filed with the SEC not later than 60 days after receipt of a Demand Request. Each of PublicCo and the Partnership (if applicable) shall use its reasonable best efforts to cause any such Registration Statement to be declared effective by the SEC as promptly as practicable after such filing.

(c) If the Initiating Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. PublicCo shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to the Initiating Holder, to act as the managing Underwriter or Underwriters in connection with such Underwritten Offering.

Section 2.2 Piggy-Back Registrations. If at any time PublicCo shall determine to register for its own account or the account of others under the Securities Act (including without limitation in connection with (i) the Initial Public Offering or (ii) a Demand Registration) any Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), then PublicCo shall give written notice of such proposed filing to the Securityholders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Securityholders the opportunity to register such number of shares of Registrable Securities as each such Securityholder may request in writing within 15 days of receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Securityholder and the intended method of distribution thereof) (a “Piggy-Back Registration”). PublicCo shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of PublicCo included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.3(b), any Securityholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to PublicCo of its request to withdraw within 10 days of its request for inclusion. To the extent the related registration statement was filed by PublicCo for its own account, PublicCo may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

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Section 2.3 Reduction in Offering.

(a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or Section 2.2 determine that the size of the offering that PublicCo, Securityholders and/or other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, PublicCo shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders (other than the Initiating Holder and its Affiliates and Permitted Transferees) equal to the Excess Amount (such reduction to be allocated first pro rata among holders other than Securityholders, if any, and next pro rata among Securityholders seeking to exercise their piggy-back rights, in each case according to the number of Registrable Securities requested for inclusion) and (ii) with respect to a Piggy-Back Registration (that does not also constitute a Demand Registration), PublicCo shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders equal to the Excess Amount (such reduction to be allocated pro rata among all holders seeking to exercise their piggy-back rights according to the number of Registrable Securities requested for inclusion).

(b) If, as a result of the proration provisions of Section 2.3(a), any Securityholder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Securityholder has requested to be included, such Securityholder may elect to withdraw his request to include Registrable Securities in such registration; provided, however, that such election shall be irrevocable and, after making such election, a Securityholder shall no longer have any right to include Registrable Securities in the registration as to which such election to withdraw was made.

Section 3. Suspension of Obligations Under Certain Circumstances.

Notwithstanding anything to the contrary contained herein, PublicCo may, by written notice to each Securityholder, suspend for up to 180 consecutive days the filing of a Registration Statement or the right of a Securityholder to sell Registrable Securities pursuant to an effective Registration Statement if the board of directors of PublicCo or the Board determines in good faith that such suspension is in the best interests of PublicCo or the Partnership; provided that the number of days in all such periods of suspension pursuant to this Section 3 in any consecutive twelve months shall not exceed 180 days in the aggregate.

Section 4. Registration Procedures.

Whenever any holder has requested that any Registrable Securities be registered pursuant to this Schedule III, PublicCo and, to the extent necessary or desirable to fulfill the purposes of this Schedule III, the Partnership, if applicable, shall use their respective reasonable best efforts to effect the registration of such Registrable Securities and in furtherance thereof PublicCo and, where so necessary or desirable, the Partnership shall:

(a) (i) prepare and file with the SEC such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until the holder or holders have completed the distribution described in such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (including, among other things, as a result of any change or changes after the effective date of the Registration Statement in the plan of distribution contemplated by the holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; provided, however, that any information for which PublicCo (or the Partnership, if applicable) requests confidential treatment from the SEC shall be kept confidential by the holders, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (B) disclosure of such information, in the opinion of counsel to such holders, is required by law; (C) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such holders; or (D) such information becomes available to such holders from a source other than PublicCo and such source is not known by such holders to be bound by a confidentiality agreement with PublicCo or the Partnership; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the holders as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

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(b) (i) furnish to the holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(c) notify the holders of Registrable Securities to be sold, their counsel and any managing underwriters as promptly as possible (and in the case of (i), below, not less than five (5) Business Days prior to such filing and confirm such notice in writing no later than one (1) Business Day following the day:

(i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

(ii) when the SEC notifies PublicCo (or the Partnership, if applicable) whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement;

(iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

(iv) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or Prospectus or for additional information;

(v) of the issuance by the SEC of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

(vi) if at any time any of the representations and warranties of PublicCo contained in any agreement (including any underwriting agreement) contemplated hereby in connection with the registration of Registrable Securities ceases to be true and correct in all material respects;

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(vii) of the receipt by PublicCo (or the Partnership, if applicable) of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(viii) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by deference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(e) if requested by any managing underwriter of Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as PublicCo (or the Partnership, if applicable) reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after PublicCo (or the Partnership, if applicable) has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that neither PublicCo nor the Partnership (if applicable) shall be required to take any action pursuant to this clause (e) that would, in the opinion of counsel for PublicCo (or the Partnership, if applicable), violate applicable law or not be required to be taken by applicable securities laws and be detrimental to the business prospects of PublicCo (or the Partnership, if applicable);

(f) furnish to each holder of Registrable Securities to be sold, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC;

(g) promptly deliver to each holder of Registrable Securities to be sold, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

(h) use its best efforts to register or qualify or cooperate with the selling holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the holder or holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that neither PublicCo nor the Partnership (if applicable) shall be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject PublicCo (or the Partnership, if applicable) to any material tax in any such jurisdiction where it is not then so subject;

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(i) cooperate with the selling holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling holders may request at least two Business Days prior to any sale of Registrable Securities pursuant to such Registration Statement;

(j) upon the occurrence of any event contemplated by Section 4(c)(viii) of this Schedule III, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) use its best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation market or over-the-counter bulletin board (i) in the case of the Initial Public Offering, recommended by the managing Underwriters as that which would optimize the liquidity and value of the PublicCo Common Stock or (ii) following PublicCo’s Initial Public Offering, on which PublicCo Common Stock is then listed;

(l) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

(i) make such representations and warranties to such selling holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

(ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to PublicCo (and the Partnership, if applicable) and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

(iii) immediately prior to the effectiveness of each Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling holders and the managing underwriters, if any, of “cold comfort” letters and updates thereof from the independent certified public accountants of PublicCo (and the Partnership, if applicable) (and, if necessary, any other independent certified public accountants of any Affiliate of PublicCo or the Partnership or of any business acquired by PublicCo or the Partnership for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each selling holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

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(iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 7 of this Schedule III (or such other provisions and procedures acceptable to the managing underwriters, if any); and

(v) deliver such documents and certificates as may be reasonably requested by the selling holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by PublicCo;

(m) comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(n) make available executive officers of PublicCo for participation in a reasonable number of “road show” and other investor presentations requested by the holders selling Registrable Securities in an Underwritten Offering; and

(o) make available for inspection by the selling holders, any representative of such holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of PublicCo (and the Partnership, if applicable) and their respective subsidiaries, and cause the officers, directors, agents and employees of PublicCo (and the Partnership, if applicable) and their respective subsidiaries to supply all information in each case reasonably requested by any such holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by PublicCo (or the Partnership, if applicable) in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than PublicCo (or the Partnership, if applicable) and such source is not known by such Person to be bound by a confidentiality agreement with PublicCo (or the Partnership, if applicable).

Section 5. Stockholder Covenants.

Each Securityholder hereby covenants and agrees that:

(a) it will not sell any Registrable Securities under any Registration Statement until it has received notice from PublicCo, that such Registration Statement and any post-effective amendments thereto have become effective;

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(b) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

(c) by its acquisition of such Registrable Securities that, upon receipt of a notice from PublicCo of the occurrence of any event of the kind described in Section 4(c)(iv), (v), (vi), (vii) and (viii) of this Schedule III, such holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until the holder is advised in writing by PublicCo that the use of the applicable Prospectus may be resumed;

(d) if an underwriting agreement is entered into, the same shall contain indemnification provisions no less favorable to PublicCo and the underwriters, if any, than those set forth in Section 7.2 of this Schedule III;

(e) PublicCo may require each selling holder to furnish to PublicCo information regarding such holder and the distribution of such Registrable Securities as is required by law to be disclosed in each Registration Statement, and PublicCo may exclude form such registration the Registrable Securities of any such holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any holder by name or otherwise as the holder of any securities of PublicCo, then such holder shall have the right to require (if such reference to such holder by name or otherwise is not required by the Securities Act or any, similar federal statute then in force) the deletion of the reference to such holder in any amendment or supplement to each Registration Statement filed or prepared subsequent to the time that such reference ceases to be required; and

(f) it will not effect any sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of the registration statement filed by PublicCo (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

Section 6. Registration Expenses.

All fees and expenses of PublicCo, the Partnership and any holder incident to the performance of or compliance with this Schedule III shall be borne by PublicCo whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any, securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel for the selling holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters shall request, if any); (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for PublicCo (and the Partnership, if applicable); (v) Securities Act liability insurance, if PublicCo (and the Partnership, if applicable) so desire such insurance; (vi) fees and expenses of all other Persons retained by PublicCo in connection with the consummation of the transactions contemplated by this Schedule III; and (vii) all internal expenses of PublicCo (and the Partnership, if applicable) incurred in connection with the consummation of the transactions contemplated by this Schedule III, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as “Registration Expenses”); provided, however, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the holders in connection with the consummation of the transactions contemplated by this Schedule III.

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Section 7. Indemnification and Contribution.

Section 7.1 Indemnification by PublicCo. PublicCo (and the Partnership, if applicable, in which case the indemnification set forth herein shall be on a joint and several basis) agrees to indemnify to the fullest extent permitted by law, each holder, each person who controls any such holder, (within the meaning of either the Securities Act or the Exchange Act), and their respective directors and officers against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if PublicCo (or the Partnership, if applicable) shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided that neither PublicCo nor the Partnership (if applicable) shall be required to indemnify such holder, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such holder or the underwriters furnished in writing to PublicCo (or the Partnership, if applicable) by such holder expressly for use therein; provided, further, that neither PublicCo nor the Partnership (if applicable) shall be required to indemnify any holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if (i) in the case of any offering, other than an Underwriting Offering, having previously been furnished by or on behalf of PublicCo (or the Partnership, if applicable) with copies of the final Prospectus, such holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the holder to the person asserting the claim from which such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises and (ii) the final Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that neither PublicCo nor the Partnership (if applicable) shall be required to indemnify any holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission in the Prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) in the case of any offering other than an Underwritten Offering, having previously been furnished by or on behalf of PublicCo (or the Partnership, if applicable) with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. In connection with an Underwritten Offering, PublicCo (and the Partnership, if applicable, in which case the indemnification set forth herein shall be on a joint and several basis) agrees to indemnify, each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of holders; provided that such underwriter agrees to indemnify PublicCo (and the Partnership, if applicable) to the same extent as provided below with respect to the indemnification of PublicCo (and the Partnership, if applicable) by such holders.

Schedule III-10

Section 7.2 Indemnification by Holders. In connection with any registration in which any holder is participating, such holder will furnish to PublicCo in writing such information with respect to it and its Affiliates as PublicCo reasonably requests for use in connection with any such registration, Prospectus, or preliminary Prospectus and agrees to indemnify each of PublicCo (and the Partnership, if applicable), their respective directors and officers who sign the Registration Statement, each person, if any, who controls (within the meaning of either the Securities Act or of the Exchange Act) PublicCo (and the Partnership, if applicable), each other holder and any prospective underwriters, as the case may be, and any of their respective affiliates, general partners, officers, employees, agents and controlling persons, to the same extent as the foregoing indemnity from PublicCo to such holder, but only with respect to information relating to such holder furnished to PublicCo (or the Partnership, if applicable) in writing by such holder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary Prospectus.

Section 7.3 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or Section 7.2 of this Schedule III, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 7.3, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party’s written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any, settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party, from all liability on claims that are the subject matter of such proceeding.

Schedule III-11

Section 7.4 Contribution. If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the loses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3 of this Schedule III, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, no holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such holder from sales of the Registrable Securities sold by such holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7.1 and 7.2 of this Schedule III without regard to the relative fault of said indemnifying party, or indemnified party or any other equitable consideration provided for in this Section 7.4.

Schedule III-12

SCHEDULE IV

ACQUISITION LLC MEMBERS

1.	Bernt O. Bodal

2.	Jeffrey Warren Davis

3.	Michael Joseph Hyde

4.	Bradley D. Bodenman

5.	Matthew D. Latimer

6.	Inge W. Andreassen

7.	Dariush Khalighi

8.	William R. Stokes

9.	Glenn Junya Sumida

10.	Roger Mjeltevik

12.	Rick Thurman Muir

13.	George Joyi Uyeno

14.	Henrik Kragh

15.	Per K. Brautaset

16.	Stephen P. Johnston

17.	Frank Abel Vargas

18.	Linda I. Strong

19.	Richard F. Draves

20.	Jens Eysteinsson

21.	Central Bering Sea Fishermen’s Association

Schedule IV-1

EXHIBIT A

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Term Expires
	2007	2008	2009
Coastal Independent Director		Scott Perekslis
Acquisition Independent Director	Ren Jurgensen
Acquisition Independent Director			William Bittner

Coastal Affiliated Director		Robert Williams
Coastal Affiliated Director			Morgen Crow
Management Affiliated Director	Bernt O. Bodal
Management Affiliated Director			Jeff Davis

Audit Committee

Ren Jurgensen, Chair

Robert Williams

William Bittner

Compensation Committee

Scott Perekslis, Chair

Morgen Crow

Bernt O. Bodal, Ex Officio, non-voting

Finance Committee

Bernt O. Bodal

Scott Perekslis

Robert Williams

Exhibit A-1